UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )
Filed by the Registrant
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                       Filed by a Party other than the Registrant
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a -12
GARRETT MOTION INC.
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2023

PROXY STATEMENT

TPM Board - MODULE 2

Garrett

ADVANCING MOTION

Dear Garrett Stockholder:

Garrett delivered strong financial performance in 2022 while achieving market share gains in its core turbo business and making significant progress on long-term strategic priorities. Ahead of our Annual Meeting of stockholders on May 24, I’d like to share key highlights from throughout the last fiscal year.

Leveraging Growth to Invest in the Future

In 2022, Garrett’s flexible operating platform led to strong financial and operational performance in a volatile macro-economic environment. Cash provided from operating activities of $375 million and an adjusted Free Cash Flow(1) of $313 million allowed Garrett to simplify and deleverage its balance sheet. The Company redeemed in full the outstanding Series B preferred stock and paid the quarterly Series A preferred stock dividend in cash in the second half of the year. Garrett also exited 2022 with a strong liquidity position of $246 million in cash and cash equivalents and total liquidity(1) of $721 million.

Garrett continued to invest heavily in R&D and growth initiatives as we pursue our strategic priorities in the evolving powertrain industry across core turbocharging, and hybrid and electric vehicle (EV) technologies. Additionally, our organic sales of turbochargers continued to grow, largely attributed to Garrett’s strong position in gasoline and hybrid, aftermarket, and commercial vehicle products.

Garrett’s strong core turbo business win-rate of more than 50% over the last two years will translate into significant profitable revenue for many years into the future. At the same time, we continue to make progress in leveraging our global capabilities to drive innovation to support the EV transition. In 2022, for example, the team secured its first differentiated high-speed e-axle pre-development project award with a global automaker as we partner with our customers to develop differentiated, highly efficient solutions for the electrified powertrain.

Corporate Citizenship

Garrett’s mission to operate as a responsible, respected corporate citizen remains a core commitment. We continue to develop solutions for the automotive industry’s most pressing sustainability issues, from differentiated turbocharging and electrification solutions for emission reduction, to advanced software and optimal vehicle performance. Garrett earned a “B” grade for Climate Change for the third consecutive year from CDP and we were awarded Gold ranking status from EcoVadis for sustainability in 2022.

Our mission is executed in tandem with our efforts to make the Company’s operations respectful to the environment and communities in which we serve. Our Board and its Nominating and Governance Committee, in collaboration with Garrett senior management, oversee risks and initiatives relating to Environmental, Social and Governance (ESG). Garrett prides itself on developing the right working environment and the right capabilities to advance our performance culture and support our growth strategy while launching breakthroughs in sustainable mobility.

I am very much looking forward to your attendance at this year’s Annual Meeting. Thank you for your continued support of Garrett Motion.

Sincerely,

Daniel Ninivaggi Chairman of the Board
(1)	See non-GAAP Annex

Dear Garrett Stockholder:

I am pleased to invite you to Garrett Motion’s Annual Meeting of stockholders, which will be held on Wednesday, May 24, at 8:30 a.m. Eastern Time (2:30 p.m. Central Europe Time). The annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GTX2023. For further information on how to attend and participate in the meeting, please see “General Information About Voting and the Annual Meeting” in the accompanying proxy statement.

We are pleased to make our Annual Report and proxy materials available to stockholders over the Internet under the U.S. Securities and Exchange Commission’s Notice and Access rules. We believe this electronic delivery option provides our stockholders with information in a more timely, cost-efficient, and environmentally conscious manner versus providing materials in paper form.

It is very important that your shares be represented and voted at the Annual Meeting regardless of whether you plan to attend electronically. The accompanying proxy statement contains information about the matters on which you are asked to vote as well as specific instructions for voting over the telephone or via the Internet, or submitting your proxy. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. You are encouraged to read the materials carefully.

Thank you for your investment in Garrett Motion. We appreciate your support.

Sincerely,

Olivier Rabiller President & Chief Executive Officer

GARRETT MOTION INC.

La Pièce 16

Rolle, Switzerland 1180

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2023

2023 Annual Meeting Information

Date May 24, 2023
Time 8:30 a.m. Eastern Time (2:30 p.m. Central Europe Time)		Place Online only via live webcast at www.virtualshareholdermeeting.com/GTX2023

To our stockholders:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of stockholders of Garrett Motion Inc., or the Annual Meeting, will be held on Wednesday, May 24, 2023 at 8:30 a.m. Eastern Time (2:30 p.m. Central Europe Time). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GTX2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card, or on the instructions that accompanied your proxy materials. At the Annual Meeting, stockholders will consider and vote on the following matters:

MATTER
1

The election of the nine nominees named in this proxy statement to our board of directors (the “Board of Directors” or “Board”) to serve as directors, each for a one-year term ending at the 2024 annual meeting of stockholders

2	The ratification of the appointment of Deloitte SA as our independent registered public accounting firm for the fiscal year ending December 31, 2023
3	The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed in this proxy statement

The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation or adjournment thereof.

Stockholders of record at the close of business on Monday, March 27, 2023, are entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation or adjournment thereof. Your vote is important regardless of the number of shares you own.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of stockholders to be held on May 24, 2023. The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at proxyvote.com and at investors.garrettmotion.com.

To ensure that a quorum is present at the Annual Meeting, please vote your shares over the Internet or by telephone, or, if you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed envelope, whether or not you expect to attend the Annual Meeting. We encourage stockholders to submit their proxy via telephone or online. If you decide to attend the Annual Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.

By Order of the Board of Directors,

Jérôme Maironi Corporate Secretary

April 14, 2023

PROXY STATEMENT SUMMARY

This section summarizes and highlights certain information contained in this proxy statement, but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as our annual report to stockholders for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) carefully before voting.

Garrett Motion Inc. (the “Company”, “Garrett”, “we” or “us”) has been an independent publicly-traded company since October 2018. On September 20, 2020, the Company and certain of its subsidiaries (the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ chapter 11 cases were jointly administered under the caption “In re: Garrett Motion Inc., 20-12212.” On April 20, 2021, the Debtors filed the Revised Amended Plan of Reorganization (the “Plan”). On April 26, 2021, the Bankruptcy Court entered an order, among other things, confirming the Plan. On April 30, 2021 (the “Plan Effective Date”), the conditions to the effectiveness of the Plan were satisfied or waived and the Company emerged from bankruptcy. In connection with the Company’s emergence from bankruptcy, all shares of the Company’s common stock outstanding prior to the Plan Effective Date (the “Old Common Stock”) were canceled. Additionally, among other things, the Company issued 65,035,801 shares of common stock to those holders of Old Common Stock who had not made a cash-out election, issued 247,768,962 shares of the Company’s Series A Cumulative Convertible Preferred Stock (the “Series A preferred stock”) to certain participants in the Plan, including affiliated funds of Centerbridge Partners, L.P. (“Centerbridge”) and affiliated funds of Oaktree Capital Management, L.P. (“Oaktree”), and issued 834,800,000 shares of the Company’s Series B Preferred Stock (the “Series B preferred stock”) to Honeywell International Inc. On June 28, 2022 the Company redeemed all remaining Series B preferred stock. There is no longer any Series B preferred stock outstanding.

This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

i

Proposal 1	Board Recommendation and Page No.
Election of nine Directors for a one year term ending at the 2024 Annual Meeting of stockholders	The Board recommends a vote “FOR” each of the Board’s nominees. See “Proposal One—Election of Directors” beginning on page 5 of this proxy statement.

Directors

Name	Primary Occupation	Age*	Independent	Committee Membership

				A	C	G

Daniel Ninivaggi (Chairperson)	Executive Chairman, Lordstown Motors Corporation	58	●			●

Kevin Mahony	Managing Director, Centerbridge	35	●		●

D’aun Norman	Retired, Formerly Partner, EY	56	●	●+		●

John Petry	Managing Principal, Sessa Capital	51	●			●

Tina Pierce	Vice President and Chief Financial Officer, Honeywell Performance Materials and Technologies	56	●

Olivier Rabiller	President and Chief Executive Officer, Garrett	52

Robert Shanks	Retired, Formerly Vice President and CFO, Ford Motor Company	70	●	CHAIR+	●

Julia Steyn	Chief Commercial Officer, VectoIQ	47	●	●	CHAIR

Steven Tesoriere	Managing Director, Oaktree	45	●			CHAIR

* Ages are as of April 14, 2023	CHAIR = Committee Chair + = Audit Committee Financial Expert	A = Audit Committee C = Talent Management and Compensation Committee G = Nominating and Governance Committee

Director Highlights

One of the primary functions of our Board is to oversee management’s performance on behalf of our stockholders, to ensure the long-term interests of our stockholders are being served. It is therefore essential that the Board be comprised of directors who are qualified to effectively support our growth and commercial strategy. We believe that our directors bring a well-rounded variety of experience, industry backgrounds and diversity to the Board, and represent an effective mix of skills and perspectives to meet the challenges of our commercial and strategic goals.

Diversity and Age

44% Diverse Directors	30-39	●	Average Age: 52 100% Under 75 years of age
	40-49	● ●
	50-59	● ● ● ● ●
	60-69	None
	70-74	●
	75+	None

Independence and Expertise

Balanced Mix of Skills, Qualifications and Experience

Board and Committee Meeting Attendance Rate

All of our incumbent directors attended at least 75% of Board meetings and the meetings of the committees on which they served in 2022.

Corporate Governance Highlights

Garrett is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.

Independent Oversight

  8 of 9 directors are independent

  Independent Chairperson of the Board

  Regular executive sessions of non-employee directors at Board meetings (chaired by independent Chairperson) and committee meetings (chaired by independent committee chairs)

  100% independent Board committees

  Active Board and committee oversight of the Company’s strategy and risk management

Board Effectiveness

  Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy

  Annual assessment of director skills and commitment to director refreshment to ensure Board meets the Company’s evolving oversight needs

  The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness

  44% of directors are diverse

  Highly engaged Board with all incumbent directors having attended all of the meetings of the Board and committees on which they served during 2022

  Annual Board and committee self-evaluations

  Nonemployee directors serve only until age 75, unless otherwise determined by the Board

  Board has adopted a policy on continuing director education

Stockholder Rights

  Proxy access

  Majority voting for directors in uncontested elections

  Resignation policy for directors who do not receive a majority of the votes cast

  Two classes of voting stock, common stock and Series A preferred stock, with each share of common stock entitled to one vote and each share of Series A preferred stock entitled to vote with the common stock on an as-converted basis (giving effect to accrued and unpaid dividends)

  No poison pill

  No supermajority voting provisions

  No fee-shifting provisions

Good Governance Practices

  All directors are elected annually for one-year terms

  Development and regular review of succession plans for Chief Executive Officer and members of senior management

  Clawback policy for executive officers

  Board committees have sole discretion to retain and terminate independent third-party advisors, and to set such advisors’ terms of engagement including compensation

  Code of Business Conduct applicable to directors and all employees

  Ethics training annually for all employees

  Securities Trading Policy prohibits hedging by directors and executive officers, and prohibits short sales, pledging and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees

  Stock ownership guidelines for directors and executive officers

  Responsible corporate citizenship and environmental initiatives

  Committee charters updated in 2022 to reflect risk oversight responsibility by the Board and its committees for matters relating to sustainability/ESG

Proposal 2	Board Recommendation and Page No.

Ratification of the appointment of Deloitte SA as our independent registered public accounting firm for the fiscal year ending December 31, 2023

The Board recommends a vote “FOR” the ratification of the appointment of Deloitte SA as Garrett’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

See “Proposal Two—Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 64 of this proxy statement.

Proposal 3	Board Recommendation and Page No.

Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (“Say-on-Pay Vote”)

The Board recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

See “Proposal Three—Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers (“Say-on-Pay Vote”)” beginning on page 66 of this proxy statement and “Compensation Discussion and Analysis” beginning on page 25 of this proxy statement.

Executive Compensation Highlights

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. We believe compensation should be structured to reward short-term and long-term business results and exceptional performance, and most importantly, maximize stockholder value. In that regard, we selected performance metrics and an award mix that we believed fit our starting plan. Going forward, we remain committed to maintaining disciplined compensation governance processes by periodically reassessing our incentive structures and making necessary changes in light of evolving market practices and changes in our own business goals and strategy. The broader objectives of our 2022 compensation program included:

•	Pay-for-performance by tying variable compensation to achievement of Company and individual goals;

•

Selecting performance metrics that reflect the commitments the Company made to its financial stakeholders, which include driving profitable top-line growth and using cash flows to deleverage the Company;

•	Aligning executives’ interests with those of stockholders by having a significant portion of our executive officers’ total compensation delivered in the form of stock-based incentives; and

•	Adhering to good governance principles in setting compensation programs and policies.

2023 Executive Compensation Program

In designing our executive compensation program for 2023, the Talent management and Compensation Committee built on the guiding principles of our 2022 compensation program, including a pay-for-performance philosophy, strong governance practices and aligning interests with those of our stockholders. In particular, the Talent management and Compensation Committee focused on designing an incentive-based compensation program that aims to align our executive officers’ compensation opportunities with achievement of the Company’s short- and long-term business goals.

The following are certain key highlights of our 2023 executive compensation program:

Commitment to Pay-for-Performance Incentive Program

  75% of our annual Short-Term Incentive Compensation Plan (“ICP”) for 2023 is based on pre-established objective Company performance criteria, with the remaining 25% determined at the Talent management and Compensation Committee’s discretion based on individual performance.

  Company performance criteria for the 2023 ICP include Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow Conversion goals, reflecting our strategy of driving profitable top-line growth and using our strong cash flow to deleverage the Company.

  Performance goals were set at challenging levels that will require the Company to achieve significant growth and performance.

Strong Compensation Governance

  Stock ownership guidelines for executives and directors, with 5x base salary for the Chief Executive Officer.

  Double-trigger change-in-control provisions and no excise tax gross-ups.

  Anti-hedging and anti-pledging policy that prohibits executives and directors from pledging or hedging our securities.

v

GARRETT MOTION INC.

La Pièce 16

Rolle, Switzerland 1180

PROXY STATEMENT

For the 2023 Annual Meeting of stockholders

To Be Held on Wednesday, May 24, 2023

GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Garrett Motion Inc. (the “Company”, “Garrett”, “we” or “us”), for use at the 2023 Annual Meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, May 24, 2023 at 8:30 a.m. Eastern Time (2:30 p.m. Central Europe Time), and at any postponement, continuation or adjournment thereof. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GTX2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (“Internet Notice”), proxy card, or on the instructions that accompanied your proxy materials.

This proxy statement, proxy card and our 2022 Annual Report will be released on or about April 14, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders To Be Held on May 24, 2023:

This proxy statement and our 2023 Annual Report are available for viewing, printing and downloading at www.proxyvote.com.

Garrett’s Voting Securities

Holders of record of our common stock and Series A cumulative convertible preferred stock at the close of business on March 27, 2023 (the “Record Date”) will be entitled to notice of, and such stockholders and holders of a valid proxy will be entitled to vote at, the Annual Meeting or any postponement, continuation or adjournment of the Annual Meeting.

Each holder of our common stock is entitled to one vote for each share of common stock held of record by such holder on all matters on which our stockholders generally are entitled to vote, including on the matters described in this proxy statement. Holders of our Series A preferred stock are entitled to vote on an as-converted basis (including accrued dividends) with holders of our common stock, together as a single class, on each matter submitted for a vote by the holders of our common stock. Each holder of our Series A preferred stock is entitled to cast a number of votes on each matter as if the holder were the holder of record, as of the Record Date, of a number of shares of our common stock equal to the whole number of shares of our common stock that would be issuable upon conversion of such holder’s Series A preferred stock (including shares in lieu of accrued and unpaid dividends on such holder’s shares of Series A preferred stock) in connection with an Automatic Conversion Event (as such term is defined in the Certificate of Designations for the Series A preferred stock) occurring on the Record Date. As a result, each holder of Series A preferred stock will be entitled to cast approximately 1.09 votes for each share of Series A preferred stock held as of the Record Date.

On the Record Date, we had 332,358,243 shares entitled to vote, which includes 64,959,553 shares of our common stock issued and outstanding and 267,398,690 shares of common stock into which our Series A preferred stock (including accrued dividends) were convertible as of such date. We have no other securities entitled to vote at the Annual Meeting.

In this proxy statement, we refer to our common stock and our Series A preferred stock together as our “voting stock”, and we refer to holders of shares of our voting stock as our “stockholders”.

Notice of Internet Availability of Proxy Materials

As permitted by the U.S. Securities and Exchange Commission (the “SEC”) rules, Garrett is making this proxy statement and its 2022 Annual Report available to its stockholders electronically via the Internet. On or about April 14, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. You will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials

If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in those materials.

Voting Your Shares

If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy over the Internet, by telephone, or by mail or you may vote electronically during the Annual Meeting.

By Internet	By Telephone	By Mail	During the Meeting
If you have Internet access, you may vote your shares from any location in the world at www.proxyvote.com by following the instructions on the Internet Notice or proxy card.	You may vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card.	If you attend the online Annual Meeting, you may vote electronically on the Annual Meeting page.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on Tuesday, May 23, 2023. We encourage stockholders to submit their proxy via telephone or online.

If the shares you own are held in your bank or brokerage firm account in a fiduciary capacity (typically referred to as being held in “street name”), you can vote by following the directions provided to you by your bank or brokerage firm. If the shares you own are held in street name and you wish to vote electronically at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

Attending the Annual Meeting Online

We have decided to hold the Annual Meeting entirely online this year. A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You may attend the Annual Meeting only if you are a Garrett stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/GTX2023. To attend and participate in the

Annual Meeting, you will need the 16-digit control number included in your Internet Notice, proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” as described below, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest”, but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 8:30 a.m. Eastern Time (2:30 p.m. Central Europe Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m. Eastern Time (2:15 p.m. Central Europe Time) and you should allow ample time for check-in procedures.

Technical Difficulties

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the Annual Meeting login page.

Questions and Answers During the Annual Meeting

We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as stockholders would have at an in-person meeting. As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the meeting matters, as time permits. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/GTX2023, clicking the Q&A button on your screen and typing your question into the provided text field.

We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on our Investor Relations website, https://investors.garrettmotion.com, as soon as practicable after the Annual Meeting.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/GTX2023.

Recommendations of the Board

At the Annual Meeting, our stockholders will be asked to vote on the proposals set forth below. The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or over the Internet, your shares of voting stock will be voted on your behalf as you direct. If not otherwise specified, the shares of voting stock represented by the proxies will be voted in accordance with the Board’s recommendations as follows:

“FOR” the election of Daniel Ninivaggi, Kevin Mahony, Olivier Rabiller, D’aun Norman, John Petry, Tina Pierce, Robert Shanks, Julia Steyn and Steven Tesoriere as directors;

“FOR” the ratification of the appointment of Deloitte SA as our independent registered public accounting firm for the fiscal year ended December 31, 2023;

“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed in this proxy statement; and

In the discretion of the persons appointed as proxies on any other items that may properly come before the Annual Meeting.

Broker Non-Votes

If the shares you own are held in street name through a bank or brokerage firm, the bank or brokerage firm is required to vote your shares in accordance with your instructions. You should direct your broker how to vote the shares held in your account. Under applicable stock exchange rules, if you do not instruct your broker on how to vote your shares, your broker will be able to vote your shares with respect to certain “routine” matters, but will not be allowed to vote your shares with respect to certain “non-routine” matters. The ratification of the appointment of Deloitte SA as our independent registered public accounting firm is a routine matter. Each other proposal to be voted on at the Annual Meeting is a non-routine matter. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares.

Revoking Your Proxy or Changing Your Vote

Voting over the Internet or by telephone or execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Annual Meeting. If the shares you own are held in your name, you can revoke a proxy by doing one of the following:

•	filing with our Corporate Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote; or

•	attending the Annual Meeting and voting electronically. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Garrett Motion Inc., Z.A. La Pièce 16, Rolle, Switzerland 1180, Attention: Corporate Secretary.

If the shares you own are held in street name, you will need to follow the directions provided to you by your bank or brokerage firm to change your vote.

Quorum and Votes Required

The presence electronically or representation by proxy of a majority in voting power of the shares of voting stock of the Company entitled to vote at the Annual Meeting is necessary to establish a quorum. Abstentions and broker non-votes are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the chair of the Annual Meeting may adjourn the meeting until a quorum is obtained.

The table below sets forth the vote required for the approval of each proposal before the Annual Meeting, and the effect of abstentions and broker non-votes.

Proposal	Votes Required	Effect of Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	Majority of votes cast (votes cast “FOR” each nominee must exceed votes cast “AGAINST”).	No effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	Approval of a majority in voting power of the shares of voting stock present virtually or represented by proxy and entitled to vote.	Abstentions will be treated as votes against; no broker non-votes expected.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay Vote”)	Approval of a majority in voting power of the shares of voting stock present virtually or represented by proxy and entitled to vote.	Abstentions will be treated as votes against; broker non-votes will have no effect.

The votes will be counted, tabulated and certified by a representative or appointee of Broadridge Financial Solutions, the Company’s inspector of election for the Annual Meeting. We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the conclusion of the Annual Meeting.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board has nominated Daniel Ninivaggi, Kevin Mahony, Olivier Rabiller, D’aun Norman, John Petry, Tina Pierce, Robert Shanks, Julia Steyn and Steven Tesoriere as director nominees for election at the Annual Meeting.

Board Recommendation

Our Board unanimously recommends that you vote “FOR” the election of each of Daniel Ninivaggi, Kevin Mahony, Olivier Rabiller, D’aun Norman, John Petry, Tina Pierce, Robert Shanks, Julia Steyn and Steven Tesoriere as directors.

Our Board is currently comprised of nine directors. As described in our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) all director nominees will stand for election for one-year terms, to hold office until the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier resignation or removal.

If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect all nine nominees as directors. Each nominee currently serves on our Board and each has indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the shares of voting stock represented by proxies may be voted for a substitute nominee designated by our Board. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.

Director Resignation Policy

In accordance with our Third Amended and Restated By-laws (our “Bylaws”) and our Corporate Governance Guidelines, upon appointment, election or re-nomination to the Board, directors must agree to submit an irrevocable resignation effective upon the director’s failure to receive a majority of the votes cast in an uncontested election. If a director fails to receive a majority of votes cast, the Board will have 90 days from the date the election results are certified to make a decision whether to accept or reject the resignation. Once the Board makes its decision, the Company will promptly make a public announcement of the Board’s decision. If the Board rejects the resignation, the public announcement will include a statement regarding the reasons for its decision. The Chair of the Nominating and Governance Committee of the Board or, in the event the Chair of the Nominating and Governance Committee did not receive a majority of the votes cast, the independent directors who did receive a majority of the votes cast, has the authority to manage the Board’s review of the resignation. Any director whose resignation is being considered will not participate in any deliberations or vote on whether to accept or reject their own resignation.

Our Board of Directors

The chart below summarizes the notable skills, qualifications and experience of each of our directors and highlights the balanced mix of skills, qualifications and experience of the Board as a whole. These align with the needs of Garrett’s long-term commercial and strategic goals. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board.

Skills/Qualifications/Experience	Daniel Ninivaggi	Kevin Mahony	Olivier Rabiller	D’aun Norman	John Petry	Tina Pierce	Robert Shanks	Julia Steyn	Steven Tesoriere
Financial Experience	●	●	●	●	●	●	●	●	●
Audit Committee Financial Expert				●			●
Business Strategy	●	●	●		●	●	●	●	●
Industry Background	●		●	●			●	●
Board of Directors Experience	●	●	●	●	●	●	●	●	●
Technology, Innovation and Security	●		●	●		●		●
Global Business		●	●	●		●	●	●
Public Company Governance and Risk Management	●		●	●	●		●
Mergers & Acquisitions	●	●		●	●	●	●	●	●
Current or Former Public Company Executive	●		●				●	●

Diversity				●		●	●	●

The biographies of each of our current directors, who are also our director nominees, are included below. Each of the biographies also highlights specific experience, qualifications, attributes and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board exemplifies the highest standards of personal and professional integrity and the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight.

Director Biographies

All director nominees to be elected at the 2023 Annual Meeting (subsequent terms to expire in 2024)

Director Since: 2021 Age: 58 • Board Chairman Committee Memberships: • Nominating and Governance Committee

DANIEL NINIVAGGI

Mr. Ninivaggi (Chairman), an independent director and designee of Oaktree, is the Executive Chairman of Lordstown Motors Corp., an original equipment manufacturer of electrically powered vehicles, a position he has held since May 2022. He previously served as Chief Executive Officer of Lordstown Motors from August 2021 until July 2022. Mr. Ninivaggi previously served as an independent consultant and board member from September 2019 until July 2021 and as Chief Executive Officer of Icahn Automotive Group LLC, a leading automotive parts distribution, maintenance and repair company with over 2,000 locations, and as the managing director of the automotive segment of Icahn Enterprises L.P., a diversified holding company, from March 2017 to August 2019. Prior to that, Mr. Ninivaggi served as a director of the Federal-Mogul Holdings Corp., a leading supplier of powertrain, chassis, braking, and other components and systems to global automotive and commercial vehicle original equipment manufacturers, industrial customers and the automotive and commercial vehicle aftermarket from March 2010 until March 2017, as Co-Chairman from May 2015 until March 2017 and as Co-Chief Executive Officer and Chief Executive Officer of Federal-Mogul’s Motorparts segment from February 2014 to March 2017. Mr. Ninivaggi was President of Icahn Enterprises L.P., a diversified holding company and the principal investment vehicle of Carl C. Icahn, from April 2010 to February 2014, and its Chief Executive Officer from August 2010 to February 2014. From January 2011 to May 2012, Mr. Ninivaggi also served as the Interim President and Interim Chief Executive Officer of Tropicana Entertainment Inc., a company primarily engaged in the business of owning and operating casinos, hotels and resorts. From 2003 until 2009, Mr. Ninivaggi held a variety of executive positions at Lear Corporation, a global Tier 1 supplier of automotive seating and electrical and electronic power management systems and components, including most recently as Executive Vice President and Chief Administrative Officer. From 1992 through May 2003, Mr. Ninivaggi was an attorney in private practice at the international law firm of Winston & Strawn LLP specializing in corporate finance, M&A and corporate governance, including serving as partner from 1998. Prior to Winston & Strawn LLP, Mr. Ninivaggi was an attorney in private practice at the international law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1991 through 1992. Mr. Ninivaggi received a B.A. from Columbia University, an M.B.A from the University of Chicago, Graduate School of Business and a J.D. from Stanford University School of Law.

Mr. Ninivaggi has been a director of numerous public and private companies, including Lordstown Motors Corporation (Nasdaq: RIDE), an American electric vehicle manufacturer, since August 2021, Hertz Global Holdings, Inc. (Nasdaq: HTZ), a global car rental and fleet management company, and its predecessor from 2014 until July 2021, Navistar International Corporation, a manufacturer of commercial and military trucks, buses and engines, from August 2017 to October 2018, Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises, from March 2012 until May 2015, CVR Energy, Inc., an independent petroleum refiner and marketer of high value transportation fuels, from May 2012 to February 2014, CVR GP, LLC, the general partner of CVR Partners LP, a nitrogen fertilizer company, from May 2012 to February 2014, Viskase Companies, Inc., a food packaging company, from June 2011 to February 2014, XO Holdings, a competitive provider of telecom and wireless services, from August 2010 to February 2014, Tropicana Entertainment Inc., a hotel and casino operator, from January 2011 to December 2015, CIT Group Inc., a bank holding company, from December 2009 to May 2011 and Motorola Mobility Holdings Inc., a provider of mobile communications devices and cable equipment, from December 2010 to May 2011. Mr. Ninivaggi has served on numerous board committees, including as Chairman of the Nominating & Corporate Governance Committee of CIT Group, Chairman of the Compensation Committee at CVR Energy, Chairman of the Compensation Committee at Tropicana Entertainment, and Chairman of the Compensation and the Operating Committees at Hertz Global Holdings, Inc. He also previously served as a member and ultimately Chairman of the Advisory Board of Metalsa S.A., a global Tier 1 supplier of frames and other structural components to light truck and commercial vehicle original equipment manufacturers.

Skills and Qualifications: Mr. Ninivaggi’s qualifications to serve on our Board include his extensive management experience in the automotive industry, his global business experience, his deep legal and corporate governance experience and his strong leadership skills.

Director Since: 2021 Age: 56 Committee Memberships: • Audit Committee • Nominating and Governance Committee

D’AUN NORMAN

Ms. Norman, an independent director and designee of Oaktree, retired from Ernst & Young (EY), a leading accounting firm, as an audit partner in 2019, after over 30 years of assurance and advisory experience, including 16 years as a partner specializing in audits of publicly-traded global automotive suppliers and other industrial companies. Ms. Norman’s key audit experiences include her work on Visteon Corporation from 2013 to 2019 following the Ford spinoff and bankruptcy emergence and including exit of interiors and climate businesses, electronics acquisition, and shareholder distributions and repurchases; Federal-Mogul from 2006 to 2014 during its bankruptcy and upon emergence; Cooper Tire from 2008 to 2014 during merger negotiations; and Owens-Illinois from 1988 to 2006 during the leveraged buyout and exit, including transition from public to private status and the subsequent IPO. In addition, Ms. Norman served as EY Michigan and Northwest Ohio Assurance People Leader and as EY Central Region ASC 606 Revenue Recognition Adoption Leader. She is Past Chair of the Bowling Green State University Alumni Leadership Council where she serves on the Strategy and Nominating and Governance Committees. Ms. Norman has a Bachelor of Science in Business Administration, Accounting from Bowling Green State University and attended the EY Executive Education program at Kellogg School of Management, Northwestern University. She is a Certified Public Accountant, NACD Certified Director and holds an AICPA Certification in Cybersecurity Fundamentals.

Skills and Qualifications: Ms. Norman’s qualifications to serve on our Board include her extensive financial expertise and prior work with automotive industry clients.

Director Since: 2021 Age: 51 Committee Memberships: • Nominating and Governance Committee

JOHN PETRY

Mr. Petry, a designee of the Additional Investors (as defined below), is currently the Managing Member of Sessa Capital, a New York based investment advisor registered with the SEC. From 2010-2012, Mr. Petry served as a Principal at Columbus Hill Capital Partners, an investment fund focused on distressed investments. From 1997-2010, Mr. Petry held positions at Gotham Capital, most recently as partner, where he researched companies, invested in securities throughout the capital structure and structured investments in new fund vehicles and asset management business start-ups. Mr. Petry has over 25 years in the finance industry and public market investing, has led activist campaigns, invested in private equity businesses, and has experience with restructurings. Mr. Petry is a Director of Sessa Capital (International) and serves on the Board of Write Label Corp., a private stage technology company. He also serves on the non-profit boards of Education Reform Now and Success Academy Charter Schools. Mr. Petry received a B.S. in Economics from the University of Pennsylvania, Wharton School.

Skills and Qualifications: Mr. Petry’s qualifications to serve on our Board include his extensive financial and investment expertise, and advisory experience in business strategy and growth.

Director Since: 2021 Age: 56 Committee Memberships: • None

TINA PIERCE

Ms. Pierce, an independent director, was previously appointed to our board as a designee of Honeywell (Nasdaq: HON). Since January 2020, Ms. Pierce has served as Vice President and Chief Financial Officer (CFO) of Honeywell Performance Materials and Technologies (PMT), a global leader in sustainability and digitization solutions for industrial performance. Since joining Honeywell in 1988, Ms. Pierce has held a series of finance leadership roles of increasing responsibility across multiple industries. Prior to her current role, Ms. Pierce was Vice President and CFO for Honeywell Home and Building Technologies from November 2018 to January 2020, where she focused on completing Honeywell’s spin-off of its Homes business into a new publicly-traded company called Resideo (NYSE: REZI), and prior to that served as Vice President & CFO, Homes & Buildings from July 2017 to October 2018 and as Vice President & CFO, Honeywell Process Solutions from July 2014 to June 2017. She received the Honeywell Senior Leadership Award in 2019. Ms. Pierce has served on a number of boards, including HarbisonWalker International (Audit Committee), a leading supplier of refractories products, Honeywell Automation India Limited, and several joint venture boards. Ms. Pierce has extensive global experience in over 65 countries and has lived in Hong Kong and Singapore. Ms. Pierce holds a master’s degree in business administration from Florida State University and a bachelor’s degree in finance from Ball State University. She is a Certified Public Accountant, Certified Management Accountant and has completed the Northwestern Kellogg School of Management Executive Scholar Program, including the Board of Directors Development Program for Women.

Skills and Qualifications: Ms. Pierce’s qualifications to serve on our Board include her financial management skills and her extensive experience managing global businesses.

Director Since: 2018 Age: 52 Committee Memberships: • None

OLIVIER RABILLER

Mr. Rabiller has served as our President and Chief Executive Officer as well as a member of our Board since our spin-off from Honeywell in 2018. Prior to the spin-off, Mr. Rabiller served as President and Chief Executive Officer of the Transportation Systems division at Honeywell (Nasdaq: HON) since July 2016. From July 2014 to July 2016, he served as Vice President and General Manager of Transportation Systems for High Growth Regions, Business Development, and Aftermarket. From January 2012 to July 2014, he served as Vice President, General Manager of Transportation Systems Aftermarket. Earlier positions within Honeywell included roles as the Vice President of Sourcing for Transportation Systems for three years; Vice President, European Sales and Customer Management; and Director of Marketing and Business Development for the European region. He joined Honeywell in 2002 as Senior Program Manager and Business Development Manager for Turbo Technologies EMEA. Mr. Rabiller is a director of the Swiss-American Chamber of Commerce, a non-profit organization that facilitates business relations between Switzerland and the United States. From 2012 to 2016, Mr. Rabiller was a director of Friction Material Pacifica, a manufacturer of automotive brakes, in Australia. He holds a Master’s degree in Engineering from École Centrale Nantes and an MBA from INSEAD.

Skills and Qualifications: Mr. Rabiller is qualified to serve as a member of our Board because of his extensive experience at the Transportation Systems division at Honeywell, his background within the automotive industry and his strong leadership abilities.

Director Since: 2021 Age: 70 Committee Memberships: • Audit Committee (CHAIR) • Talent Management and Compensation Committee

ROBERT SHANKS

Mr. Shanks, an independent director and designee of Centerbridge, has 42+ years experience in the automotive industry, including 7 years served as executive vice president and CFO at Ford Motor Company (NYSE: F), an automotive manufacturer, from April 2012 through May 2019. During some of his tenure as CFO, Mr. Shanks also oversaw Ford’s Corporate Strategy and the Ford Motor Credit Company. Mr. Shanks retired on January 1, 2020. Prior to that, Mr. Shanks was vice president and controller at Ford, and also served as the company’s Chief Risk Officer. He was appointed a corporate officer of Ford in July 2004, when he was elected to the position of vice president, Operations Support, Finance and Strategy, Ford of Europe and Premier Automotive Group (PAG). Prior to that, Mr. Shanks was CFO for PAG, as well as for Mazda Motor Corporation (OTCMKTS: MZDAY), a multinational automaker. In addition to other finance functions in Taiwan’s Ford Lio Ho Motor Company and business development activities in Ford’s Asia-Pacific operations. Mr. Shanks has a bachelor’s degree in Foreign Service from Georgetown University and a master’s degree in International Management from the American Graduate School of International Management.

Skills and Qualifications: Mr. Shanks’ qualifications to serve on our Board include his extensive management experience in the automotive industry and his financial experience as a CFO of a public company.

Director Since: 2023 Age: 35 Committee Memberships: • Talent Management and Compensation Committee

KEVIN MAHONY

Mr. Mahony, an independent director and designee of Centerbridge, is Managing Director at Centerbridge. He joined Centerbridge in 2014 and focuses on investments in the Industrials and Consumer sectors. Prior to joining Centerbridge, he was an Associate at Oaktree Capital Management in the Global Principal Group. Prior to that, he was an Investment Banking Analyst at Lazard in the Restructuring Group. Mr. Mahony has served as a member and observer of other private and public company boards of directors during his career, including the board of directors of Title Resources Group since April 2021, Stallion Oilfield Services since April 2020, Linn Energy from February 2017 to October 2017, and Genco Shipping & Trading (NYSE: GNK) from September 2015 to May 2021. Mr. Mahony holds a B.S. and B.A., with distinction, from the University of Virginia.

Skills and Qualifications: Mr. Mahony’s qualifications to serve on our Board include his extensive financial and investment expertise, and advisory experience in business strategy and growth.

Director Since: 2021 Age: 47 Committee Memberships: • Talent Management and Compensation Committee (CHAIR) • Audit Committee

JULIA STEYN

Ms. Steyn, an independent director and designee of Centerbridge, has served as Chief Commercial Officer at the investment firm VectoIQ since September 2020. In addition, Ms. Steyn has been a Senior Advisor to McKinsey, a management consulting firm, since May 2019, where she focuses on the mobility space and corporate innovation and serves as an advisor to several venture capital organizations. Ms. Steyn previously served as CEO of Bolt Mobility, a personal transportation company, from December 2019 through August 2020 and was a member of Bolt Mobility’s Board from August 2020 to June 2021. From May 2019 to July 2022, Ms. Steyn was a Non-Executive Board Member of First Group PLC (OTCMKTS: FGROF), a multi-national transport group that operates transport services in the United Kingdom, Ireland, Canada and the United States Previously, Ms. Steyn worked for almost a decade at General Motors, a car manufacturer, where she was the founder and CEO of Maven, the shared mobility marketplace owned by General Motors. Ms. Steyn joined General Motors in 2012 as vice president, Corporate Development and Global Mergers & Acquisitions. Before joining General Motors, Ms. Steyn was vice president and co-managing director for Alcoa’s Corporate Development group, an aluminum industrial corporation and she also has worked at Goldman Sachs, an investment bank, in key positions in London, Moscow and New York. Earlier in her career, she was a business analyst at A.T. Kearney, a consulting firm. Ms. Steyn is a non-executive Board member of two private companies, Metalsa S.A. and Commonwealth Rolled Products, a leader in the manufacture and sale of aluminum rolled products, from, respectively, March 2022 and October 2022. Ms. Steyn has a bachelor’s degree from Oberlin College and an MBA with a concentration in Finance and Accounting from the University of Chicago.

Skills and Qualifications: Ms. Steyn’s qualifications to serve on our Board include her financial expertise and her experience in the transportation sector and with emerging technologies.

Director Since: 2021 Age: 45 Committee Memberships: • Nominating and Governance Committee (CHAIR)

STEVEN TESORIERE

Mr. Tesoriere, an independent director and designee of Oaktree, joined Oaktree, a global asset management firm specializing in alternative investment strategies, in 2016 where he serves as a Managing Director and Co-Portfolio Manager. Prior to Oaktree, Mr. Tesoriere was Managing Principal and Portfolio Manager of Altai Capital Management, an investment manager he co-founded in 2009, which focused on investing in distressed debt and event-driven equities. Prior thereto, Mr. Tesoriere worked at Anchorage Capital Group, a registered investment adviser, for six years, where he was a founding analyst. He began his career with Blackstone in the Restructuring and Reorganization Group, an alternative investment management company before working at Goldman Sachs, an investment bank, in distressed debt research. Mr. Tesoriere received a B.S. degree in Commerce with a concentration in finance from the University of Virginia’s McIntire School of Commerce.

Skills and Qualifications: Mr. Tesoriere’s qualifications to serve on our Board include his extensive financial and investment expertise, and advisory experience in business strategy and growth.

None of our directors or executive officers serving during 2022 is or was related by blood, marriage or adoption to any other such director or executive officer.

As described below under “Certain Relationships and Related Person Transactions”, in connection with the Company’s Emergence, the Company entered into the Investor Rights Agreement, which provides certain investors in the Company with the right to nominate directors to the Board, subject to certain conditions. Pursuant to the Investor Rights Agreement, Kevin Mahony, Julia Steyn and Robert Shanks have been designated as director nominees by Centerbridge; Steven Tesoriere, Daniel Ninivaggi and D’aun Norman have been designated as director nominees by Oaktree; and John Petry has been designated as a director nominee by the Additional Investors.

CORPORATE GOVERNANCE

Corporate Governance Highlights

Garrett is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.

Independent Oversight

  8 of 9 directors are independent

  Independent Chairperson of the Board

  Regular executive sessions of non-employee directors at Board meetings (chaired by independent Chairperson) and committee meetings (chaired by independent committee chairs)

  100% independent Board committees

  Active Board and committee oversight of the Company’s strategy and risk management

Board Effectiveness

  Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy

  Annual assessment of director skills and commitment to director refreshment to ensure Board meets the Company’s evolving oversight needs

  The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness

  44% of directors are diverse

  Highly engaged Board with all directors having attended all of the meetings of the Board and committees on which they served during 2022

  Annual Board and committee self-evaluations

  Nonemployee directors serve only until age 75, unless otherwise determined by the Board

  Board has adopted a policy on continuing director education

Stockholder Rights

  Proxy access

  Majority voting for directors in uncontested elections

  Resignation policy for directors who do not receive a majority of the votes cast

  Two classes of voting stock, common stock and Series A preferred stock, with each share of common stock entitled to one vote and each share of Series A preferred stock entitled to vote with the common stock on an as converted basis (giving effect to accrued and unpaid dividends)

  No poison pill

  No supermajority voting provisions

  No fee-shifting provisions

Good Governance Practices

  All directors are elected annually for one-year terms

  Development and regular review of succession plans for Chief Executive Officer and members of senior management

  Clawback policy for executive officers

  Board committees have sole discretion to retain and terminate independent third-party advisors, and to set such advisors’ terms of engagement including compensation

  Code of Business Conduct applicable to directors and all employees

  Ethics training annually for all employees

  Securities Trading Policy prohibits hedging by directors and executive officers, and prohibits short sales, pledging and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees

  Stock ownership guidelines for directors and executive officers

  Responsible corporate citizenship and environmental initiatives

  Committee charters updated in 2022 to reflect risk oversight responsibility by the Board and its committees for matters relating to ESG

Director Independence

Our Board has determined that each of our non-employee directors, who are listed below, meets the applicable criteria for independence established by Nasdaq. Olivier Rabiller is not an independent director under Nasdaq rules due to his employment as our President and Chief Executive Officer.

Independent Directors

Daniel Ninivaggi D’aun Norman John Petry	Robert Shanks Kevin Mahony Tina Pierce	Julia Steyn Steven Tesoriere

In arriving at the foregoing independence determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management.

We have also determined that Mr. Steven Silver was independent while serving on our Board, from April 30, 2021 to January 22, 2023, according to our Corporate Governance Guidelines and the criteria for independence established by applicable listing standards.

Board Leadership Structure

We do not have any fixed rule as to whether our Chairperson and Chief Executive Officer positions should be separate, or whether our Chairperson should be an employee or elected from among non-employee directors. We believe that it is in the best interests of the Company to have the flexibility to evaluate its leadership structure over time as part of Garrett’s ongoing succession planning process. In the event that, in the future, the Chairperson of the Board is not an independent director, our Corporate Governance Guidelines provide that an independent “Lead Director” will be elected from among the independent directors.

The Board has determined that the best leadership structure for Garrett at this time is to separate the positions of Chairperson and Chief Executive Officer, with an independent Chairperson leading the Board. We believe this structure enhances the Board’s ability to exercise independent oversight of management as Garrett navigates the early stages of life as an independent public company. During this crucial and transformative period, the duties of Chairperson of the Board and Chief Executive Officer are particularly demanding.

Board Meetings and Attendance

Board members are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During the fiscal year ended December 31, 2022, there were eleven meetings of the Board. During 2022, each incumbent director attended at least 75% of the aggregate of the total number of Board meetings and committee meetings on which he or she then served that were held during the period of such director’s service. We do not maintain a formal policy regarding director attendance at the annual meeting; however, it is expected that, absent compelling circumstances, directors will attend. All of our directors attended our 2022 annual meeting of stockholders.

Executive Sessions of Non-Employee Directors

As provided in the Corporate Governance Guidelines, the Board holds executive sessions of its non-employee directors on at least a quarterly basis, including at least one executive session of independent directors annually. Over the course of each year, the topics of discussion in executive sessions of non-employee directors will include management performance and succession plans, Board compliance with the Company’s corporate governance policies and the needs of the Board. Daniel Ninivaggi, the independent Chairperson of the Board, currently presides over executive sessions. Our Corporate Governance Guidelines provide that, if we have a Lead Director, the Lead Director will preside over executive sessions.

Director Orientation and Continuing Education

The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new directors, upon joining the Board, with an orientation session regarding the Board and the Company’s operations. The orientation consists of presentations by members of senior management on the Company’s strategic plans, financial statements and key issues, policies and practices. We also periodically provide materials, updates and presentations, including in regular Board and committee meetings, or provided by qualified third parties, to all directors on issues and subjects that assist them in fulfilling their responsibilities, such as key industry developments and the competitive landscape. The Board also periodically visits our facilities around the globe. The Board has a formal policy on director education articulating the Board’s belief that our stockholders are best served by a Board comprised of individuals who are well versed in modern principles of corporate governance and other subject matters relevant to their board service, and who thoroughly comprehend the roles and responsibilities of an effective board in the oversight of the Company. This policy provides for the reimbursement to directors of certain expenses associated with directors’ attendance at seminars, conferences and other continuing education programs designed for directors of public companies.

Board Refreshment

The Board will regularly assess its composition to identify the qualifications and skills that directors and candidates should possess. To promote thoughtful Board refreshment, we have:

•

adopted a retirement age policy under which non-employee directors will serve only until the annual meeting of stockholders immediately following their 75th birthday, unless otherwise approved by the Board;

•	developed a comprehensive Board succession planning process; and

•	implemented an annual Board and Committee self-assessment process.

We believe that, over time, the Board will benefit from a mix of new directors, who will bring fresh ideas and viewpoints, and longer-serving directors who will have developed deep insight into the Company’s business and operations.

Comprehensive, Ongoing Process for Board Succession Planning and Selection and Nomination of Directors

As provided in our Corporate Governance Guidelines, the Board, together with the Nominating and Governance Committee, is responsible for annually evaluating the requisite skills and characteristics of Board members, as well as its composition as a whole to ensure the overall Board composition, as well as the perspective and skills of its individual members, will effectively support Garrett’s growth and commercial strategy, as well as effectively oversee risk management, capital allocation and management succession. The Board’s assessment includes a consideration of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of members (and any candidates for membership) to devote sufficient time to performing their duties in an effective manner.

Each year, the Nominating and Governance Committee assesses the directors to be nominated for election by stockholders at the annual meeting. To ensure that the Board evolves in a manner that serves the business and strategic needs of the Company, before recommending for re-nomination a slate of incumbent directors for an additional term, the Nominating and Governance Committee evaluates whether incumbent directors possess the requisite skills and perspective, both individually and collectively. At a minimum, directors are expected to exemplify high standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. The Board also considers the other demands on the time of a candidate, and with respect to current members of the Board, their attendance at, preparedness for and participation in, Board and committee meetings. The Nominating and Governance Committee has responsibility for periodically identifying and recruiting new members to the Board based on needs and skills identified through discussions with the Chairperson of the Board, the Chief Executive Officer, the Lead Director (if any) and other Board members. When these needs arise, we anticipate that potential candidates meeting these criteria will be identified either by professional recruiting agencies, reputation or existing Board members. Candidates will be interviewed by the Chairperson, Chief Executive Officer, Lead Director (if any) and other members of the Board, as appropriate, to ensure that candidates not only possess the requisite skills and characteristics but also the personality, leadership traits, work ethic and independence to effectively contribute as a member of the Board.

Board Diversity Matrix as of April 14, 2023

Total Number of Directors	9

	Female	Male

Gender Identity

Directors	3	6

Demographic Background

White	3	5

LGBTQ+	1

Did Not Disclose Demographic Background	1

The Company believes that a Board made up of highly qualified individuals from diverse backgrounds promotes better corporate governance and performance and effective decision-making and thus has included diversity as a factor that will be taken into consideration by the Nominating and Governance Committee and the Board when identifying director candidates and recommending or selecting nominees for election by stockholders. As of the date of this proxy statement, the Board does not have a formal policy with respect to diversity, but strives to maintain a Board in which each gender represents at least 33% of independent directors.

Stockholder Recommendations and Nominations of Director Candidates

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Governance Committee, c/o Secretary, Garrett Motion Inc., La Pièce 16, Rolle, Switzerland 1180. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided within a reasonable amount of time before we plan to file our proxy statement, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our Bylaws to directly nominate director candidates for inclusion in our proxy statement, without any action or recommendation on the part of the Nominating and Governance Committee or the Board, by following the procedures set forth in our Bylaws that are described below under the heading “Additional Information—Stockholder Proposals and Director Nominations.”

Corporate Governance Documents

We believe that good corporate governance is important to ensure that Garrett is managed for the long-term benefit of our stockholders. Our Nominating and Governance Committee periodically reviews and reassesses our Corporate Governance Guidelines, other governance documents and overall governance structure. Complete copies of our Corporate Governance Guidelines and committee charters are available on the “Investors—Leadership & Governance” section of our website at www.garrettmotion.com. Alternatively, you may request a copy of any of these documents by writing to Garrett Motion Inc., Attention: Corporate Secretary, Z.A. La Pièce 16, Rolle, Switzerland 1180.

Code of Business Conduct

The Board has adopted a written code of ethics (the “Code of Business Conduct”), which applies to all of our employees, officers and directors. Our Code of Business Conduct is available in the “Investors—Leadership & Governance” section of our website at www.garrettmotion.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing rules concerning any amendments to, or waivers from, any provision of our Code of Business Conduct.

Board Committees

Our Board has established three standing committees—the Audit Committee (the “Audit Committee”), the Talent Management and Compensation Committee (the “Talent Management and Compensation Committee”), and the Nominating and Governance Committee (collectively, the “Committees”)—each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Talent Management and Compensation Committee, and Nominating and Governance Committee charters are posted on the “Investors—Leadership & Governance” section of our website located at www.garrettmotion.com.

Our Board has determined that all of the members of each of the Committees are independent as defined under applicable Nasdaq rules. In addition, all members of the Audit Committee meet the heightened independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all members of the Talent Management and Compensation Committee satisfy the heightened independence requirements of the Nasdaq rules specific to the independence of compensation committee members.

Committee Membership

Name	Audit Committee	Talent Management and Compensation Committee	Nominating and Governance Committee

Daniel Ninivaggi (Board Chairperson)

Kevin Mahony

D’aun Norman

John Petry

Tina Pierce

Olivier Rabiller

Robert Shanks

Julia Steyn

Steven Tesoriere

= Committee Chair	= Member

Audit Committee Met 9 times in 2022 Current Committee Members: Robert Shanks (CHAIR) Julia Steyn D’aun Norman

Primary Responsibilities Include:

• Reviewing the results of audits of the Company’s financial statements, and other matters related to the conduct of the audit, and recommending to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K;

• Preparing the Audit Committee report to be included in our proxy statement;

• Reviewing with management and the independent auditor our annual and interim financial statements;

• Reviewing and discussing the types of information to be disclosed and the types of presentations to be made in connection with earnings releases and financial information and earnings guidance provided to analysts and ratings agencies;

• Appointing our independent auditor and approving all audit engagement fees and non-audit engagements with the independent auditor;

• Evaluating, at least annually, the independent auditor’s performance;

• Overseeing the work of our independent auditor;

• Developing and approving policies and procedures for the review, approval or ratification of related person transactions;

• Overseeing the independence of the Company’s independent auditor, including receiving communications from the independent auditor regarding its communications with the committee concerning independence, discussing with the independent auditor their independence, and ensuring compliance with any audit partner rotation requirements;

• Reviewing certain reports of the independent auditor and the internal auditor, including reports from the independent auditor relating to its internal quality procedures, and reports from the internal auditor related to the adequacy of the Company’s internal controls, disclosure processes and procedures;

• Considering and reviewing, in consultation with the internal auditor, the Company’s internal audit function, including its scope, plan, budget, activities, organizational structure and staffing;

• Reviewing on an annual basis the performance of the internal audit function, and receiving reports from the internal auditor on the status of significant findings, recommendations and management’s responses;

• Establishing clear hiring policies regarding employees or former employees of the independent auditor;

• Reviewing and discussing, with management as appropriate, our major enterprise and financial risk (including cybersecurity) exposures, assessment, management policies; and reviewing the internal control report prepared by management;

• Establishing procedures for the confidential anonymous submission by employees, and receipt, retention and treatment of, accounting and auditing related concerns and complaints;

• Reviewing material legal and compliance matters and our integrity and compliance program periodically with management;

• Reviewing and discussing the Company’s plans, practices and policies concerning significant financial matters including: (1) the Company’s financial condition, liquidity and funding needs and (2) make recommendations to the Board concerning proposed equity, debt or other securities offerings or other significant credit programs, (3) hedging policies; (4) make recommendations regarding dividend strategy, stock repurchases and tax strategy; and

• Undertaking an annual performance evaluation of the activities of the committee, including the committee’s responsibilities as set forth above.

Financial Expertise and Independence

All members of the Audit Committee meet the independence standards of the Nasdaq and the SEC, as well as the financial literacy requirements of Nasdaq. The Board has determined that each of Mr. Shanks and Ms. Norman qualifies as an “audit committee financial expert” as defined by SEC rules. No Audit Committee member currently serves on the audit committees of more than three public companies.

Report

The Report of the Audit Committee is set forth beginning on page 65 of this proxy statement.

Nominating and Governance Committee Met 4 times in 2022 Current Committee Members: Steven Tesoriere (CHAIR) Daniel Ninivaggi D’aun Norman John Petry

Primary Responsibilities Include:

• Reviewing and making recommendations to the Board regarding its size, composition and organization, qualifications and criteria of directors, procedures for stockholder suggestion or nomination of candidates for director, retirement of directors, the compensation and benefits of non-employee directors, stock ownership guidelines applicable to non-employee directors, the conduct of business or other transactions between the Company and any person or entity affiliated with a director, and the structure, composition and membership of the Board’s committees;

• Identifying and recommending to the Board qualified director candidates and recommending actions regarding third-party nominations;

• Reviewing the Company’s management development program, including executive succession plans and making recommendations to the Board relating to the election of the Company’s officers in coordination with the Talent Management and Compensation Committee;

• Overseeing the succession planning process for our officers, in coordination with the Talent Management and Compensation Committee;

• Overseeing and reporting to the Board regarding an annual evaluation of the Board and the Committees;

• Reviewing and assessing the adequacy of our Governance Guidelines and governance structure;

• Overseeing the director orientation and continuing education programs;

• Reviewing and reporting to the Board regarding matters relating to the Company’s role as a responsible corporate citizen, including health, safety and environmental matters, equal employment opportunity and other matters, including the Company’s Code of Business Conduct;

• Evaluating, together with management, the Company’s progress against its ESG targets, and reporting to the Board at least annually with respect to the Company’s ESG strategies, policies and performance;

• Monitoring governance trends and reviewing periodically, with reports to the Board at least annually, with respect to the Company’s public reporting on ESG matters, including any corporate social responsibility and/or sustainability reports; and

• Undertaking an annual performance evaluation of the activities of the committee, including the committee’s responsibilities as set forth above.

Independence

The Nominating and Governance Committee is comprised entirely of directors who are independent under the Nasdaq rules.

Talent Management and Compensation Committee Met 8 times in 2022 Current Committee Members: Julia Steyn (CHAIR) Kevin Mahony Robert Shanks

Primary Responsibilities Include:

• Reviewing and making recommendations to the Board regarding corporate goals and objectives relevant to compensation of our Chief Executive Officer (“CEO”), evaluating his performance in light of such goals and objectives and, together with the independent directors, making recommendations to the Board in relation to the CEO’s compensation level based on this evaluation of his performance;

• Reviewing and making recommendations to the Board regarding the individual goals and objectives of the other executive officers and annual salary and other remuneration, including incentive compensation plans and equity-based plans, for all officers;

• Reviewing and making recommendations to the Board regarding proposed actions under our incentive compensation plans and equity-based plans for all senior level employees;

• Reviewing the management development program, including executive succession plans, and making recommendations to the Board relating to the election of our officers, in coordination with the Nominating and Governance Committee;

• Reviewing and administering our bonus, stock and other benefits plans, as may be provided in any such plans or deemed appropriate by the Board;

• Reviewing and making recommendations to the Board regarding Company employment agreements and compensatory arrangements with executive officers of the Company;

• Reviewing and making recommendations to the Board regarding perquisite benefits provided to the Company’s executive officers;

• Overseeing and making recommendations to the Board with respect to the Company’s stock ownership guidelines, share retention policy and clawback policy for the Company’s executive officers;

• Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” and recommending to the Board whether such section should be included in the Company’s Annual Report on Form 10-K and annual proxy statement;

• Reviewing and making recommendations to the Board regarding the frequency of say-on-pay votes, taking into account the results of the most recent say-on-pay frequency vote, and reviewing and approving the proposals regarding say-on-pay votes and say-on-pay frequency votes to be included in the Company’s annual proxy statement;

• Undertaking an annual performance evaluation of the activities of the committee, including the committee’s responsibilities as set forth above; and

• Providing strategic review of the Company’s human resources strategies and initiatives to ensure the Company is seeking, developing and retaining human capital appropriate to the Company’s needs, including periodically assessing whether ESG goals and milestones, if appropriate, are effectively reflected in executive compensation.

Independence

The Talent Management and Compensation Committee is comprised entirely of directors who are independent under the Nasdaq rules, including the rules specific to membership on a compensation committee, and are “non-employee directors” under Section 16 of the Exchange Act.

Delegation Authority

The Talent Management and Compensation Committee may form and delegate authority to subcommittees, including a subcommittee consisting of two or more individuals who qualify as non-employee directors under Section 16 the Exchange Act.

Role of Management and Compensation Consultant

For information regarding the role of management and our compensation consultant Meridian Compensation Partners (“Meridian”) in setting compensation see “Executive Compensation–Role of Management” and “Executive Compensation–Role of Independent Compensation Consultant” below.

Report

The Talent Management and Compensation Committee Report is set forth beginning on page 36 of this proxy statement.

Talent Management and Compensation Committee Interlocks and Insider Participation

Since the beginning of our 2022 fiscal year, the Talent Management and Compensation Committee has consisted of Robert Shanks, Julia Steyn and, until January 22, 2023, Steven Silver, who was succeeded by Kevin Mahony on January 24, 2023, following Mr. Silver’s departure from the Board. No member of our Talent Management and Compensation Committee is or has during their service been an officer or employee of the Company.

During 2022, none of our executive officers served as a member of the Board or Talent Management and Compensation Committee, or other committee serving an equivalent function, of any other entity that has, or that at the time had, one or more of its executive officers serving as a member of our Board or Talent Management and Compensation Committee.

The Board’s Role in Risk Oversight

The Board recognizes that the achievement of our strategic and commercial objectives involves taking risks and that those risks may evolve over time. The Board has oversight responsibility for Garrett’s risk management, which is designed to identify, assess, and communicate these risks across the Company’s operations, and foster a corporate culture of integrity and risk awareness. Consistent with this approach, one of the Board’s primary responsibilities includes reviewing assessments of, and advising management with respect to, significant risks and issues facing the Company.

In addition, the Board has tasked designated committees of the Board to assist with the oversight of certain categories of risk management, and the committees report to the Board regularly on these matters.

•	The Audit Committee reviews and discusses, with management as appropriate, our major financial and enterprise (including cybersecurity) risk exposures, risk assessment and risk management policies;

•

The Talent Management and Compensation Committee, in approving and evaluating the Company’s executive compensation plans, policies and programs, takes into account the degree of risk to the Company that such plans, policies and programs may create and assists the Board in fulfilling its oversight responsibilities with respect to succession planning for our executive officers; and

•

The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and our overall governance structure, and also by reviewing our Code of Business Conduct, which creates a foundation for our compliance program.

Our Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Corporate Responsibility

Garrett’s mission to enable cleaner, safer vehicles is at the heart of its contribution to society. We develop solutions for the auto industry’s most pressing sustainability issues, from emissions reduction to vehicle cybersecurity.

Corporate responsibility is therefore a priority for the Company and the Board. The Board is responsible for promoting corporate responsibility and sustainability as well as monitoring adherence to Company standards. The Board manages oversight of sustainability through a Sustainability Committee, which is comprised of senior leaders who assess and prioritize topics that are material for the business.

Garrett articulates its commitments to social and environmental considerations in the communities in which it operates in the Company’s Code of Business Conduct, which can be found on our website at www.garrettmotion.com under “Investors—Leadership & Governance”. In addition, the Company published its fiscal year 2021 Sustainability Report in 2022, which can be found at www.garrettmotion.com/corporate/sustainability. The contents of our Sustainability Report and investor website are not incorporated by reference into this proxy statement or in any other report or document we file with the SEC.

Our Sustainability Approach

Garrett’s mission to enable cleaner, more efficient and connected vehicles is at the heart of our contribution to society. Our engineering expertise and transformative technologies help optimize fuel efficiency, reduce harmful emissions and manage growing vehicle complexity, all of which are critical areas on the road to a clean transportation future.

Our corporate sustainability framework, called WeCare4, starts from our mission to enable cleaner, more efficient vehicles by spearheading technology development and continuing to deliver industry-first innovations. It is built on two main pillars—investing in a culture of innovation and operating responsibly to ensure long-term impact.

We embed sustainability in our governance structure. Our Sustainability Committee, composed of the CEO and several members of Garrett’s senior leadership team, oversees our sustainability strategy development, definition and deployment. Our Board of Directors, including its committees, provide Board oversight of our “ESG” activities, corporate responsibility and sustainability strategy. Primary responsibility at Board level for reviewing and reporting to the full Board on our sustainability programs and policies, as well as our corporate citizen commitments, resides with the Nominating & Governance Committee.

Prohibition of Hedging or Pledging the Company’s Securities

We believe it is improper and inappropriate for any person associated with Garrett to engage in short-term or speculative transactions involving the Company’s securities. Directors, officers and employees of the Company are therefore prohibited from engaging in short sales, and from pledging and buying or selling puts, calls, options or other derivative securities of the Company.

Our securities trading policy also prohibits directors and executive officers from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities whether they are granted to such director or executive officer by the Company as part of such person’s compensation or otherwise held, directly or indirectly, by such director or executive officer.

Communications with Directors

Stockholders and other interested parties who wish to send communications to the non-management directors as a group, any individual director or the full Board should address such communications to Jérôme Maironi, Corporate Secretary, Garrett Motion Inc., La Pièce 16, Rolle, Switzerland 1180. All communications, except for marketing and advertising materials, will be forwarded to the appropriate individual(s).

Our Executive Officers

The following table sets forth the names, ages and positions of our current executive officers:

Name	Age	Position

Olivier Rabiller*	52	President & Chief Executive Officer

Craig Balis	58	Senior Vice President & Chief Technology Officer

Pierre Barthelet	57	Senior Vice President Marketing & Product Management

Sean Deason	51	Senior Vice President & Chief Financial Officer

Daniel Deiro	50	Senior Vice President, Global Customer Management & General Manager, Japan/Korea

Joanne Lau	46	Vice President, Chief Accounting Officer and Corporate Controller

Thierry Mabru	55	Senior Vice President, Integrated Supply Chain

Jérôme Maironi	57	Senior Vice President, General Counsel & Corporate Secretary

Fabrice Spenninck	54	Senior Vice President & Chief Human Resources Officer

*	Mr. Rabiller is a member of our Board. See “Proposal One—Election of Directors” for more information about Mr. Rabiller.

Craig Balis has served as our Senior Vice President and Chief Technology Officer since our spin-off from Honeywell in 2018. From June 2014 and until the spin-off, Mr. Balis was the Vice President and Chief Technology Officer of Honeywell Transportation Systems. From December 2008 to June 2014, Mr. Balis was the Vice President of Engineering of Honeywell Transportation Systems. From 1998 until 2008, Mr. Balis served as Director of Program Management and Director of Product Development at Garrett Engine Boosting Systems. Prior to this, Mr. Balis worked seven years as an advanced technology manager at AlliedSignal Aerospace, an American aerospace, automotive and engineering company, working in the aircraft turbine engine division. Mr. Balis has a Bachelor of Science and Master’s degree in Engineering from the University of Illinois.

Mr. Barthelet has served as our Senior Vice President Marketing & Product Management since our spin-off from Honeywell in 2018. He is responsible for developing and deploying the commercial growth and profitability strategy for Garrett, leading OE turbo business and the development of new growth vectors, in particular electrified offerings, and driving commercial and functional excellence. From 2016 until 2017, Mr. Barthelet served in the same role for Honeywell Transportation Systems, which he joined in 2001. Mr. Barthelet received a Master’s degree in Aeronautics from Ecole Nationale Supérieure de l’Aéronautique et de l’Espace and a Ph.D in Fluid Dynamics from Institut National Polytechnique, Toulouse, France.

Sean Deason has served as our Senior Vice President and Chief Financial Officer since June 2020. Mr. Deason previously served as Chief Financial Officer and Controller of WABCO Holdings Inc. (“WABCO”), a manufacturer of technology systems for commercial vehicles, from April 2019 to June 2020. Prior to that, Mr. Deason was WABCO’s Vice President Controller and Investor Relations from June 2015 to April 2019. Prior to joining WABCO, Mr. Deason spent four years with Evraz N.A., a steel products manufacturer, where he served as Vice President, Financial Planning & Analysis. Prior to Evraz, Mr. Deason spent 12 years with Lear Corporation, a global automotive technology manufacturer, where he served as Director, Finance, Corporate Business Planning & Analysis, Director, Finance, Asia Pacific Operations, and Assistant Treasurer, and held various other positions of increasing responsibility since August 1999. Mr. Deason holds a Masters of International Management from Thunderbird School of Global Management and is a Certified Management Accountant.

Daniel Deiro has served as our Senior Vice President, Global Customer Management, and General Manager Japan/Korea since the spin-off. From August 2014 until the spin-off, Mr. Deiro was the Vice President of Customer Management and General Manager for Honeywell Transportation Systems for Japan and Korea. From April 2012 until August 2014, Mr. Deiro was a Senior Customer Management Director at Honeywell Transportation Systems. Mr. Deiro has a degree in Automotive Engineering from Haute école spécialisée bernoise, Technique et Informatique (BFH-TI), Biel, Switzerland.

Joanne Lau has served as our Vice President, Chief Accounting Officer and Corporate Controller of the Company since October 2021. Between February 2021 and October 2021, she served as Senior Finance Director of Corporate Consolidation, Controlling and Tax at Eurofins Scientific, a bio-analytical testing provider. Previously, Ms. Lau served in various capacities at WABCO for approximately eight years. There, Ms. Lau served as Global Accounting and Reporting Manager from June 2013 through December 2014, as Assistant Corporate Controller from January 2015 through March 2019, and as Corporate Controller from April 2019 through February 2021. Ms. Lau holds a Bachelor of Science in Finance from Santa Clara University and is a Certified Public Accountant.

Thierry Mabru has served as our Senior Vice President, Integrated Supply Chain since our spin-off from Honeywell in 2018. From March 2013 until the spin-off, Mr. Mabru was the Vice President of Global Integrated Supply Chain for Honeywell Transportation Systems. From April 2011 until February 2013, Mr. Mabru was Senior Director of Global Advanced Manufacturing Engineering for Honeywell Transportation Systems. From September 2006 to February 2011, Mr. Mabru was Director of the Program Management Office of Honeywell Aerospace EMEAI. Mr. Mabru currently serves as director of both the Board of Friction Material Pacific (FMP) Group Australia PTY Limited and Board of Friction Material Pacific (FMP) Group PTY Limited, which are friction material manufacturers. Mr. Mabru holds a Master of Science degree from the École Nationale de Mécanique et d’Aé rotechniques (ISAE/ENSMA), Poitier, France.

Jérôme Maironi has served as our Senior Vice President, General Counsel and Corporate Secretary since our spin-off from Honeywell in 2018. For the five years prior to the spin-off, Mr. Maironi was the Vice President of Global Legal Affairs for Honeywell Performance Materials and Technologies. Mr. Maironi received a post-graduate degree in Law & Practice of International Trade and a Master of Law from the University Rene Descartes, Paris, France. Mr. Maironi received the Swiss Board School Certification and has also passed the French Bar Exam. Mr. Maironi graduated with an Executive program from INSEAD, Fontainebleau, France.

Fabrice Spenninck has served as our Senior Vice President and Chief Human Resources Officer since our spin-off from Honeywell in 2018. From August 2015 until the spin-off, Mr. Spenninck was Vice President of Human Resources of Honeywell Transportation Systems. From 2013 to 2015, Mr. Spenninck was Vice President of Labor and Employee Relations and, from 2011 to 2013, he was Senior Director of Human Resources (One Country Leader) in France and North Africa at Honeywell. Mr. Spenninck holds a Master’s degree in Human Resources and Labor Relations from the University of Montpellier, France.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes the principles underlying the material components of the executive compensation programs for our named executive officers (“NEOs”) who are named in the “Summary Compensation Table” below and the factors relevant to an analysis of the compensatory policies and decisions. In 2022, our NEOs were:

•	Olivier Rabiller, President and Chief Executive Officer;

•	Sean Deason, Senior Vice President and Chief Financial Officer;

•	Craig Balis, Senior Vice President and Chief Technology Officer;

•	Thierry Mabru, Senior Vice President, Integrated Supply Chain (ISC); and

•	Jérôme Maironi, Senior Vice President, General Counsel, and Corporate Secretary.

Executive Summary

Financials

Garrett had a strong performance during 2022 in what continues to be a volatile environment. Our full-year net sales were just over $3.6 billion (down 1% on a reported basis, but up 8% on a constant currency basis2, in each case, compared with 2021), outpacing global light vehicle production by 200 basis points. This growth was driven by our successful efforts to pass through inflation, improve mix, and strengthen gasoline volumes, in each case, offset by foreign exchange headwinds.

Garrett’s volumes in 2022 were 13.6 million units, flat compared to 2021 and reflect the continued softness in global light vehicle production and volatility in global supply chains through the industry. Despite this flat environment, we still experienced growth across our gasoline turbo business in hybrid, commercial vehicles and aftermarket products and the resilience of our commercial vehicle business in both off-highway and on-highway segments. Our strong performance allowed us to generate a full-year net income of $390 million with a net income margin of 10.8%, and a full-year Adjusted EBITDA1 of $570 million with an Adjusted EBITDA margin1 of 15.8%.

Garrett continues to gain momentum and leverage our increasing investment in electrification technology. In 2022, we were awarded three new contracts with major global original equipment manufacturers (OEMs) and key innovators to produce our advanced fuel cell compressor products. In addition, our efforts have resulted in Garrett’s first differentiated high-speed E-Axle pre-development project award with a major global automaker. We remain focused on creating new and differentiated technology solutions addressing critical electrification challenges across all platforms.

Throughout 2022, Garrett both simplified and deleveraged our balance sheet. We generated $375 million in cash from our operating activities, with an Adjusted Free Cash Flow1 of $313 million that enabled us to fully redeem our Series B preferred stock early in 2022 and settle Series A preferred stock dividends for Q3 and Q4 in cash.

Garrett is positioned to grow in a flat industry as we expect new launches and growing share of demand in 2023.

Compensation Philosophy

Our compensation philosophy is designed to align the interests of our executive officers with those of our stockholders by providing pay that is directly linked to the achievement of performance goals established to create sustainable long-term stockholder value. At the root of our compensation philosophy is the use of variable, at-risk compensation that connects pay outcomes with superior results and sustainable growth execution. Our Chief Executive Officer’s compensation mix did not change during 2022, as shown in the chart below; 83% of the total target compensation of our Chief Executive Officer is at risk. Note that the graph below references our normal target compensation for our Chief Executive Officer, and does not reflect that he did not receive an equity award grant in 2022 in light of receiving an Emergence Grant in 2021 sized with the intention of covering equity grants for fiscal years 2021 and 2022. See “Elements of Executive Compensation—Long Term Incentive Plan” below.

[1]	Please refer to the Annex for additional information regarding our non-GAAP financial measures.

Company Compensation Programs for Fiscal 2023

When considering the design of our 2021 and 2022 executive compensation program, the Talent Management and Compensation Committee undertook a thorough evaluation of the performance metrics applied in our Short-Term Incentive Compensation Plan (“ICP”) and Long-Term Incentive Plan (“LTI Plan”). The evaluation included analyzing the different performance metrics and their alignment with our value proposition to our shareholders and reviewing performance metrics used by our compensation peer group. In 2021, we structured the LTI Plan to take the form of an “Emergence Grant,” with the intention of covering equity grants for fiscal years 2021 and 2022. Accordingly in 2022, we did not grant any equity awards under the LTI Plan to our NEOs. For 2023, our Talent Management and Compensation Committee approved a number of modifications to our executive compensation programs in an effort to return to a compensation structure that aligns with competitive market practice.

Effective for fiscal year 2023, we modified our LTI Plan to include a higher percentage of performance stock units (“PSUs”) granted under our 2023-2025 LTI Plan (increased from 50% to 60%) and applied performance metrics linked to relative total shareholder return (rTSR) rather than absolute total shareholder return (Absolute TSR) with respect to PSU awards granted to our NEOs. The performance metrics used to determine company performance are Adjusted EBITDA ($M), Adjusted EBITDA Margin (%) and rTSR, and are weighted equally (33% each). In addition, the maximum pay-out opportunity for PSUs has been increased from 100% to 200% to align with our peers’ compensation practices and are tied to stretch goals consistent with our long-term plan. Additionally, the vesting period of restricted stock unit (“RSU”) awards granted to our NEOs has been shortened from 5 to 3 years, which is consistent with market practice.

The Talent Management and Compensation Committee has also modified the 2023 annual short term incentive plan (ICP) by replacing Adjusted Free Cash Flow with Adjusted Free Cash Flow Conversion, as we believe this is a better measure of our ability to generate cash with respect to volatile industry demands and volume. Also, the levels at each performance metric’s weighting have been adjusted such that Adjusted Free Cash Flow Conversion (%) is weighted at 20% (previously Adjusted Free Cash Flow was 33%) while Adjusted EBITDA ($M) and Adjusted EBITDA Margin (%) are each weighted at 40% (each previously 33%) in alignment with our key priorities for 2023.

Compensation Program Highlights

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. Our ability to excel depends on the skills, creativity, integrity and teamwork of our employees. We believe compensation should be structured to reward short-term and long-term business results and exceptional performance, and most importantly, maximize stockholder value.

The following table highlights key features of our executive compensation program. We believe these practices promote good governance and serve the interests of our stockholders.

	What We Do		What We Don’t Do

✓	Executive and non-employee director stock ownership requirements	X	No single-trigger cash severance or benefits in connection with a change in control

✓	Compensation programs include an oversight process to identify risk	X	No guaranteed equity compensation or salary increases for executive officers

✓	Independent Talent Management and Compensation Committee oversees and evaluates executive compensation programs against competitive practices, regulatory developments and corporate governance trends	X	No excise tax gross-up provisions

✓	Independent Talent Management and Compensation Committee advisor	X	No repricing of stock option awards and our plans expressly forbid exchanging underwater options for cash without stockholder approval

✓	Clawback policy for executive officers	X	No hedging or pledging of our equity securities

		X	No dividends or dividend equivalents paid on unearned PSUs

2022 Say-on-Pay Vote

At our 2022 annual meeting, approximately 99% of the votes cast by our stockholders approved, on an advisory basis, the compensation of our NEOs, which we believe affirms our stockholders’ support of our executive compensation program.

Determination of Process

Our Talent Management and Compensation Committee oversaw and administered our executive compensation program for 2022, with input from our management team and an independent compensation consultant.

Process and Timeline for Designing and Delivering Compensation

The Talent Management and Compensation Committee is responsible for evaluating programs and procedures for annual and long-term executive compensation and assessing organizational structure and the development of our executives. The Talent Management and Compensation Committee follows a robust process to review and propose to the Board for approval all compensation decisions regarding the NEOs. These decisions are informed by peer group and market data and supported by the review and advice of an independent compensation consultant.

Role of Management

To aid the Talent Management and Compensation Committee in making its determination, our Chief Executive Officer provides recommendations annually to the Committee regarding the compensation of all other named executive officers (i.e., other than himself) based on the overall corporate achievements during the period and his assessment of the individual contributions to our success by each of the other NEOs. Our NEOs do not play a role in their own compensation determinations other than discussing their performance with our Chief Executive Officer, or in the case of the Chief Executive Officer, with the Talent Management and Compensation Committee and Chairman of the Board.

Our senior management also supports the Talent Management and Compensation Committee by developing recommendations for specific award designs, including metric assessment, performance goal-setting, and program administration. While members of our senior management may attend the meetings of the Talent Management and Compensation Committee, they do not attend executive sessions and do not attend the portions of meetings during which their own compensation is discussed.

Role of Independent Compensation Consultant

The Talent Management and Compensation Committee engages Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian assists the Talent Management and Compensation Committee in its evaluation of the compensation provided to our Chief Executive Officer and other named executive officers and the design of such executive compensation programs. Meridian attends Talent Management and Compensation Committee meetings and provides information, research and analysis pertaining to executive compensation and governance as requested by the Committee. Other than advising the Talent Management and Compensation Committee and senior management, as described above, Meridian did not provide any services to the Company in 2022. The Talent Management and Compensation Committee has considered the independence of Meridian, consistent with the requirements of Nasdaq, and has determined that Meridian is independent. Further, pursuant to the U.S. Securities and Exchange Commission (SEC) rules, the Talent Management and Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from working with Meridian. The Talent Management and Compensation Committee intends to reassess the independence of its advisor at least annually.

Executive Compensation Peer Group

In 2022, Meridian worked with the Talent Management and Compensation Committee and senior management to review the Garrett compensation peer group of companies to be used for market comparison purposes in terms of executive pay levels and practices. Meridian assessed our peer group against the following characteristics, which are consistent with criteria historically reviewed:

•	Size (revenue and market cap);
•	Industry;
•	Primary Location and Global Presence;
•	Global Scope of Operations;
•	Business Model and Fit; and
•	Key Players in Fast Growing Electrified Vehicle Space;

The Talent Management and Compensation Committee was careful to construct a group based on the considerations above that, on the whole, captures Garrett’s global presence and talent market as well as its unique business dynamics. As a U.S.-listed but European-headquartered company that attracts talent globally, we included both U.S. and European companies. For 2022, our peer group consisted of the following companies:

Company	Exchange	Country of HQ	Primary Industry Classification	Revenue[1] ($Mil)	Enterprise Value[2] ($Mil)	Market Cap[2] ($Mil)	Employee Count

US-Listed

Allison Transmission Holdings, Inc.	NYSE	US	Construction Machinery & Heavy Trucks	$2,769	$6,163	$3,848	3,400

American Axle & Manufacturing Holdings, Inc.	NYSE	US	Auto Parts & Equip.	$5,802	$3,527	$896	18,000

Autoliv, Inc.	NYSE	Sweden	Auto Parts & Equip.	$8,842	$8,025	$6,650	61,499

BorgWarner Inc.	NYSE	US	Auto Parts & Equip.	$15,801	$12,773	$9,425	52,700

Cooper-Standard Holdings Inc.	NYSE	US	Auto Parts & Equip.	$2,525	$1,045	$155	20,000

Dana Incorporated	NYSE	US	Auto Parts & Equip.	$9,874	$4,847	$2,169	42,300

Gentex Corporation	NasdaqGS	US	Auto Parts & Equip.	$1,919	$6,160	$6,397	4,998

Company	Exchange	Country of HQ	Primary Industry Classification	Revenue(1) ($Mil)	Enterprise Value(2) ($Mil)	Market Cap(3) ($Mil)	Employee Count

Meritor, Inc.(3)	NYSE	US	Construction Machinery & Heavy Trucks	N/A	N/A	N/A	N/A

Modine Manufacturing Company	NYSE	US	Auto Parts & Equip.	$2,254	$1,395	$1,035	11,100

Sensata Technologies Holding plc	NYSE	US	Elec. Comp. & Equip.	$4,029	$9,313	$6,177	20,800

The Timken Company	NYSE	US	Industrial Machinery	$4,497	$6,797	$5,141	19,000

Veoneer, Inc.(3)	NYSE	US	Auto Parts & Equip.	N/A	N/A	N/A	N/A

Visteon Corporation	NasdaqGS	US	Auto Parts & Equip.	$3,756	$3,887	$3,682	10,000

Non-US-Listed

Autoneum Holding AG	SWX	Switzerland	Auto Parts & Equip.	$1,779	$1,083	$474	11,720

ElringKlinger AG	DB	Germany	Auto Parts & Equip.	$1,702	$928	$441	9,525

HELLA GmbH & Co. KGaA	DB	Germany	Auto Parts & Equip.	$7,329	$8,874	$8,450	36,363

LEONI AG	DB	Germany	Auto Parts & Equip.	$4,874	$1,540	$180	95,905

Martinrea International Inc.	TSX	Canada	Auto Parts & Equip.	$3,290	$2,083	$905	18,000

Rheinmetall AG	DB	Germany	Aerospace & Defense	$5,791	$9,098	$8,037	21,402

TI Fluid Systems plc	LSE	UK	Auto Parts & Equip.	$3,129	$1,386	$690	25,600

(1)	Amounts in this column reflect training 12-month data as of February 17, 2023.
(2)	Amounts in this column reflect data as of December 31, 2022.
(3)	Meritor, Inc. and Veoneer, Inc. were acquired in 2022. As a result, their financial data is not publicly available.

The Talent Management and Compensation Committee intends to continually evaluate the peer group to ensure that it remains an appropriate market reference going forward and continues to suit our business needs.

In addition to reviewing information regarding the peer group, our Talent Management and Compensation Committee also leverages broader market survey and data sources to guide the establishment of our executive compensation programs.

Elements of Executive Compensation

The following is a discussion of the primary elements of 2022 compensation for each of our NEOs as determined by our Board. All amounts are shown in USD. Certain amounts payable to our NEOs represent compensation paid in Swiss Francs (including salary and bonuses) and were converted to USD using the exchange rate for the year ended December 31, 2022, of 1 USD to 0.923608 CHF, unless otherwise noted.

Base Salary

Base salaries are intended to attract and compensate high-performing and experienced leaders and are determined based on performance, scope of responsibility, and years of experience with reference made to relevant competitive market data (but not targeted to a specific competitive position).

The following table sets forth the base salaries for each of our NEOs for 2022, which were increased by our Talent Management and Compensation Committee on February 7, 2022 in the following amounts to align with the competitive market. The actual base salaries paid to each of our NEOs for 2022 are disclosed in the Summary Compensation Table below.

Named Executive Officer	2021 Annual	2022 Annual	Percentage Increase (%)(1)

Olivier Rabiller	974,439	993,928	2

Sean Deason	617,145	629,488	2

Craig Balis	433,084	461,234	6.5

Thierry Mabru	438,498	464,807	6

Jérôme Maironi	487,220	494,528	1.5

(1)

2021 and 2022 base salaries disclosed in the respective columns above were originally denoted in local currency (CHF) and, in each case, have been converted to USD using the average exchange rate for the year-ended December 31, 2022 of 1 USD to 0.923608 CHF. The percentage increase in the chart above reflects the increase in base salary denominated in local currency (CHF) prior to conversion to USD.

Short-Term Incentive Compensation Plan (“ICP”) Awards

ICP awards are intended to motivate and reward executives to achieve annual corporate, strategic business group and functional goals in key areas of financial and operational performance. Each NEO’s target ICP opportunity is based upon a percentage of base salary.

On February 7, 2022, our Talent Management and Compensation Committee determined to increase the target ICP opportunities of Messrs. Balis and Mabru (from 60% to 70% for each) to align with competitive market compensation provided to officers in similar roles. The target percentages for each NEO, as a percentage of base salary, are set forth below:

Named Executive Officer	2022 Target ICP Opportunity (% of Base Salary)

Olivier Rabiller	125%

Sean Deason	80%

Craig Balis	70%

Thierry Mabru	70%

Jérôme Maironi	65%

For 2022, the ICP payout was based in part on the achievement of objective Company performance criteria (the “Company Performance Portion”), which represented 75% of the award opportunity, and in part on the achievement of individual performance objectives (the “Individual Performance Portion”), which represented the remaining 25% of the award opportunity.

Company Performance. The 2022 ICP award opportunities under the Company Performance Portion were based on the achievement of three financial performance criteria: Adjusted EBITDA ($M), Adjusted EBITDA Margin (%) and Adjusted Free Cash Flow ($), weighted equally.

Performance goals for each metric were established at threshold, target and maximum levels. Payout for achievement at or above maximum for each metric was capped at 200% of target, and achievement below threshold would result in no payout. Straight-line interpolation is used to calculate payouts associated with results falling between goals. The goals were set at levels that were expected to be challenging but achievable at the outset of the year. The following table sets forth the applicable goals and achievements for each measure:

Performance Criteria*	Weighting	Threshold (25%)	Target (100%)	Maximum (200%)	Achievement	Payout

Adjusted EBITDA $M(1)	33%	$527	$620	$713	$609	91%

Adjusted EBITDA Margin(2)	33%	14.8%	16.1%	17.4%	16.0%	94%

Adjusted Free Cash Flow(3)	33%	$383	$450	$518	$361	0%

*	Achievement of each metric is determined on a constant currency basis and excludes impact of changes in foreign exchange rates.

(1)

“Adjusted EBITDA” is defined as our net income calculated in accordance with U.S. GAAP, plus the sum of net interest expense, tax expense and depreciation, further adjusted for reorganization items, stock compensation expense, non-operating income/expense, repositioning charges, legacy environmental costs, discounting costs on factoring and loss on extinguishment of debt.

(2)	“Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by net sales.

(3)

“Adjusted Free Cash Flow” is defined as net cash provided by operating activities less expenditures for property plant and equipment, and additionally adjusted for discretionary items including cash paid for reorganization items, repositioning charges, and cash flow impacts for factoring and guaranteed bank notes activity.

Individual Performance. For 2022, the ICP payouts under the Individual Performance Portion, which represented 25% of the award opportunity, were based on the Talent Management and Compensation Committee’s and the Board’s assessment of each executive’s individual performance against their objectives established at the beginning of the fiscal year, with payout for achievement of each NEO’s objectives capped at 200% of target. Individual process objectives for the NEOs are typically developed during the Company’s annual strategic planning to ensure rigor and business alignment, and the year-end performance assessment is performed using a formal process that matches actual performance and behaviors against established expectations.

Each of the NEOs had individualized performance goals for 2022 as follows:

•

Mr. Rabiller’s goals consisted of implementing and resourcing new organic growth initiatives in accordance with plans presented to the Board; driving the win rate on core turbo; improving customer centricity; ensuring flawless launches for new technologies; identifying and evaluating partnership opportunities on new organic growth initiatives; and performing the day-to-day requirements of the job, including delivering on the Company’s Annual Operating Plans (AOP) and Strategic Action Plans (STRAP).

•

Mr. Deason’s goals consisted of building and implementing a comprehensive shareholders’ plan to drive long-term stock appreciation; implementing new systems to support productivity initiatives; developing and implementing functional finance transformation initiatives to improve efficiency and productivity; defining and implementing a capital allocation strategy; ensuring cash flow generation; identifying and evaluating partnership opportunities on new organic growth initiatives; and performing the day-to-day requirements of the job, including delivering on the Company’s AOP and STRAP.

•

Mr. Balis’ goals consisted of achieving targeted business wins; ensuring flawless launches and achieving technology demonstration milestones for new technologies; engaging customer pre-development for e-Powertrain controls and Energy Management; implementing robust IP strategy for all new products; achieving core turbo wins; and performing the day-to-day requirements of the job, including delivering on the Company’s AOP and STRAP.

•

Mr. Mabru’s goals consisted of delivering on the Company’s end-to-end supply chain transformation initiative; delivering ISC digitization transformation initiatives; delivering on direct material, freight and indirect cost objectives, including inflation management, pass through initiatives and supplier’s risk mitigation actions; defining and deploying an industrial strategy for new growth vectors; raising performance to GEM (Garrett Excellence Model) Foundation level; and performing the day-to-day requirements of the job, including delivering on the Company’s AOP, STRAP and footprint strategy.

•

Mr. Maironi’s goals consisted of supporting strategic capital allocation, optimizing the Company’s structure and driving final steps of the Company’s Emergence; focusing contract base line management and accelerating search; ensuring proper government relations by increasing focus on new technologies incentive programs globally and developing an effective advocacy plan for hybridization, hydrogen promotion and electrification; focusing on delivering external targets, such as compliance with sustainability reports and new ESG customer requests; and performing the day-to-day requirements of the job, including delivering on the Company’s AOP, STRAP and deployment of systemic use of sites security level assessment.

The Individual Performance assessment was conducted by our Talent Management and Compensation Committee in consultation with the Board with respect to the performance of our Chief Executive Officer and with the Board and our Chief Executive Officer with respect to the performance of the other NEOs, leading to a rating and a recommended individual payout. The Company Performance Portion and the Individual Performance Portion for each NEO are weighted 75% and 25%, respectively, to determine the total ICP payout for each NEO.

The 2022 annual cash payments paid to our NEOs under the ICP are as follows:

Named Executive Officer	2022 Total ICP Payout
	Earned ($)	Payout as % Target (%)

Olivier Rabiller	997,034	80.3%

Sean Deason	378,952	75.3%

Craig Balis	251,027	77.8%

Thierry Mabru	293,642	90.3%

Jérôme Maironi	225,814	70.3%

The actual annual cash payments payable for 2022 under the ICP are set forth in the Summary Compensation Table below in the column titled “Non-Equity Incentive Plan Compensation.”

Equity Awards

The goal of our long-term, equity-based incentive awards is to align the interests of our NEOs with the interests of our stockholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our NEOs during the award vesting period.

Long Term Incentive Plan (“LTI Plan”)

In 2022, we did not grant any equity awards under the LTI Plan to our NEOs. We structured the LTI Plan to take the form of an “Emergence Grant,” which was sized in excess of a standard annual grant in order to align incentives as of the Company’s Emergence and with the intention of covering equity grants for fiscal years 2021 and 2022.

Other Company Compensation and Benefit Programs for Fiscal 2022

In addition to the annual and long-term compensation programs described above, we provided the NEOs with benefits and limited perquisites consistent with those provided to other Company executives, as described below.

Severance Benefits

Certain of our NEOs’ employment agreements and offer letters provide that the executive is eligible to receive severance payments upon a qualifying involuntary termination of employment, including in connection with a change in control of our Company (as opposed to solely upon a “single-trigger” change in control). Additionally, we maintain a severance policy under which our NEOs are eligible to receive severance payments and benefits upon a qualifying termination, including in connection with a change in control. We believe that these protections serve to encourage continued attention and dedication to duties without distraction arising from the possibility of a change in control, and provide the business with a smooth transition in the event of such a termination of employment in connection with a transaction. These severance and change in control arrangements are designed to retain certain of our executives in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered. For a detailed description of the severance provisions contained in our NEOs’ employment agreements and offer letters and our severance policy, see “Summary of Potential Payments and Benefits—Termination Events” below.

Garrett Supplemental Savings Plan

We maintain the Garrett Supplemental Savings Plan for our executives in the United States. This plan provides our executives with the opportunity to defer pre-tax compensation and incentive compensation that cannot be contributed to our 401(k) savings plan due to IRS limitations. These amounts may be matched by Garrett, and the amount of such matching contributions are at our discretion. Matching contributions, if any, are immediately vested. Deferred compensation balances earn interest through the Fidelity U.S. Bond Index Fund, which is subject to change on a daily basis. This plan is explained in detail in the section entitled “Nonqualified Deferred Compensation-Fiscal Year 2022.” Mr. Balis does not actively contribute to the plan (and we are not actively making any matching contributions to his account); however, his account continues to earn interest under the plan. Mr. Balis elected to receive benefits under this plan in a lump sum, which amount will be paid on the later of six months or in January of the year following his separation from service.

Retirement Plan

Our NEOs are eligible to participate in Garrett’s pension plan sponsored in Switzerland and named “Columna Collective Foundation—Client Invest Winterthur”. For a detailed description of Garrett’s Swiss pension plan, see “Pension-Benefits-Fiscal Year 2022” below.

Comprehensive Benefits Package

We provide a competitive benefits package to all full-time employees, including the NEOs, which includes life insurance benefits.

Other Benefits and Perquisites

In 2022, the NEOs were eligible for benefits under the Company’s car policy (in the form of a company car or cash allowance) as it generally applies to executives in Switzerland, as well as reimbursements associated with legal representation, family, tax, legal and financial planning expenses. In 2022, we also provided Mr. Deason with tuition reimbursement in an amount equal to $73,932 to cover his children’s international school fees in accordance with the terms of his current employment agreement with the Company.

Additional Compensation Components

In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our NEOs to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by the Talent Management and Compensation Committee.

Other Matters

Tax and Accounting Considerations

Section 409A of the Internal Revenue Code

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Section 280G of the Internal Revenue Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.

Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs in the future, the Talent Management and Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Talent Management and Compensation Committee may, in its authority under the applicable compensation plans, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting Standards

ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of restricted stock, RSUs and performance units under our equity incentive award plans will be accounted for under ASC Topic 718. The Talent Management and Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.

Responsible Equity Grant Practices

Our equity grant practices ensure all grants are made on fixed grant dates and at grant prices equal to the fair market value of our Common Stock on such dates. Equity grants are awarded under our stockholder-approved plans and we do not backdate, reprice or grant equity awards retroactively. Our stockholder- approved equity plans prohibit repricing of awards or exchanges of underwater options for cash or other securities without stockholder approval.

Securities Trading Policy

Our policy on securities trading prohibits our directors, officers and employees from trading in our securities during certain designated blackout periods and otherwise while they are aware of material non-public information.

Prohibition on Hedging and Pledging

Our securities trading policy prohibits directors and executive officers, and their Related Parties (as defined in such policy), from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities whether they are (1) granted by the Company as part of the person’s compensation; or (2) otherwise held, directly or indirectly. See “Additional Prohibited Transactions” above for more information about the securities trading policy.

Clawback Policy

We maintain a clawback policy that requires certain cash and equity incentive compensation to be repaid to the Company by its executive officers in the event of the Company being required to prepare an accounting restatement as a result of intentional or grossly negligent misconduct by such executive officer. The clawback policy also authorizes the Board, or a designated committee, to recoup bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent such bonus or incentive compensation exceeds what the executive officer would have received based on an applicable restated performance measure or target.

The SEC adopted final rules in October 2022 to implement Section 954 of the Dodd-Frank Act, which mandates national securities exchanges and associations to establish listing standards requiring all listed companies to adopt and comply with compensation recovery (clawback) policies for incentive-based compensation received by current and former executive officers based on financial statements that are subsequently restated, and to disclose their clawback policies in accordance with SEC rules. On February 22, 2023, Nasdaq proposed its clawback listing standards that generally align with the SEC’s adopted clawback rules and require listed companies to file clawback- related disclosure in applicable SEC filings. In light of Nasdaq’s adoption of its clawback listing standards, we expect to review our clawback policy in 2023 and determine whether any updates to our policy are warranted.

Stock Ownership Guidelines and Broad-Based Stock Ownership

In addition to the elements of executive officer compensation described above, we have adopted stock ownership guidelines pursuant to which our NEOs are required to hold a number of shares of our common stock having a market value equal to or greater than a multiple of each executive’s base salary. Until the applicable ownership guideline is achieved, each NEO is required to retain at least 50% of the shares acquired from Company equity awards after payment (or withholding) of the exercise price, if applicable, and taxes. Once the applicable ownership guideline is achieved, the aforementioned retention ratio will no longer apply. If an NEO’s share ownership subsequently falls back below the applicable ownership guideline and remains below the ownership guideline on a continuous basis for a period of more than 24 months, the NEO will be required to comply again with the retention ratio until such time as the NEO again achieves the ownership guidelines.

Our ownership guidelines are shown below. We believe the use of a retention ratio appropriately balances the need to work toward achieving these requirements with standard liquidity needs our NEOs may face. As a result of the cancellation and cash out of their equity awards under the 2018 Plan due to our Emergence, none of our NEOs met their ownership requirements under our ownership guidelines, as of December 31, 2022. Also, our ownership guidelines do not take into account PSUs held by each NEO, only their RSUs and freely tradeable shares.

Named Executive Officer	Ownership Guideline as a Multiple of Base Salary

Olivier Rabiller	5x

Sean Deason	3x

Craig Balis	3x

Thierry Mabru	2x

Jérôme Maironi	3x

TALENT MANAGEMENT AND COMPENSATION COMMITTEE REPORT

The information contained in this Report of the Talent Management and Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Talent Management and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

TALENT MANAGEMENT AND COMPENSATION COMMITTEE

Julia Steyn (Chair)

Kevin Mahony

Robert Shanks

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total $
Olivier Rabiller President and Chief Executive Officer	2022	989,056	—	—	—	997,034	97,904	22,412	2,106,406
	2021	984,801	—	7,602,860	—	2,215,802	165,233	22,650	10,991,346
	2020	905,670	—	3,582,093	—	—	114,388	22,016	4,624,167
Sean Deason Senior Vice President and Chief Financial Officer	2022	626,402	—	—	—	378,952	81,270	115,235	1,201,859
	2021	623,707	—	2,500,936	—	866,853	59,590	174,189	4,225,376
	2020	314,773	1,223,105	—	—	—	28,916	302,340	1,869,134
Craig Balis Senior Vice President and Chief Technology Officer	2022	454,197	—	—	—	251,027	83,089	44,691	833,004
	2021	437,690	—	1,696,637	—	453,008	122,457	31,260	2,741,052
	2020	402,520	—	914,285	—	—	92,872	27,284	1,436,961
Thierry Mabru Senior Vice President, Integrated Supply Chain	2022	458,230	—	—	—	293,642	83,475	22,412	857,760
	2021	443,161	—	1,374,280	—	471,965	101,235	22,650	2,413,292
	2020	407,552	—	838,186	—	—	79,660	22,016	1,347,414
Jérôme Maironi Senior Vice President, General Counsel and Corporate Secretary	2022	492,701	—	—	—	225,814	91,535	46,800	856,849
	2021	492,401	—	1,803,722	—	560,106	93,139	28,676	2,978,043
	2020	452,835	—	989,904	—	—	70,823	42,856	1,556,418

(1)

Base salary and other compensation values in this Summary Compensation Table originally denoted in local currency (CHF) have been converted to USD using the average exchange rate for the year-ended December 31, 2022 of 1 USD to 0.923608 CHF.

(2)

No stock awards were granted in 2022. The amounts in this column represent the grant date fair value of stock awards calculated in accordance with ASC 718, Compensation – Stock Compensation (“ASC 718”) which, for PSU awards, is based on the probable outcome of the performance conditions and Monte Carlo valuation of the market conditions. For a discussion of valuation assumptions, see Note 23 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 14, 2023. The value for each PSU award, granted in 2021 under the LTI Plan, as of the grant date, assuming the maximum level of performance, is $3,940,506, $1,296,217, $879,355, $712,284, and $934,851 for Messrs. Rabiller, Deason, Mabru, Balis, and Maironi, respectively. There can be no assurance that these grant date fair values will ever be realized by the NEOs.

(3)	No stock options were granted in fiscal year 2022, 2021 or 2020.

(4)

Amounts represent the payouts earned under our ICP in 2022. For 2022, the awards under the ICP were based on the NEO’s target incentive, and annual base salary as of September 1, 2022. See “Elements of Executive Compensation—Short-Term Incentive Compensation Plan (“ICP”) Awards” for a detailed discussion of the 2022 ICP.

(5)

The change in pension value includes the increase in vested benefits in 2022 under our Swiss pension scheme attributable to employer contributions and allocated interest. See “Nonqualified Deferred Compensation—Fiscal Year 2022” for a detailed discussion of the Garrett Supplemental Savings Plan and “Pension Benefits—Fiscal Year 2022” for a detailed discussion of the Garrett Swiss Plan.

(6)	For 2022, “All Other Compensation” consists of the following:

Item	Olivier Rabiller	Sean Deason	Craig Balis	Thierry Mabru	Jérôme Maironi
Car Allowance ($)	22,412	22,412	22,412	22,412	22,412
Tuition Reimbursement ($)	—	73,932	—	—	—
Tax Planning ($)	—	18,891	22,279	—	24,388
Total ($)	22,412	115,235	44,691	22,412	46,800

GRANTS OF PLAN-BASED AWARDS—FISCAL YEAR 2022

The following table shows all plan-based awards which the Company granted to the NEOs during 2022.

Name				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
	Award Type	Performance Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Olivier Rabiller
	ICP	—	—	310,602	1,242,410	2,484,819	—	—	—	—	—
Sean Deason
	ICP	—	—	125,898	503,590	1,007,180	—	—	—	—	—
Craig Balis	ICP	—	—	80,716	322,864	645,728	—	—	—	—	—

Thierry Mabru	ICP	—	—	81,341	325,365	650,730	—	—	—	—	—

Jérôme Maironi	ICP	—	—	80,361	321,443	642,886	—	—	—	—	—

(1)

The amounts shown represent the range of potential payouts under the 2022 ICP. The actual payouts were determined in February and paid in March 2023, as shown in the Summary Compensation Table above. See “Elements of Executive Compensation—Short-Term Incentive Compensation Plan (“ICP”) Awards” for a detailed discussion of the 2022 ICP.

(2)	In 2022, we did not grant any equity-based awards to our NEOs pursuant to the LTI Plan.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The material terms of the employment agreements and/or offer letters with each of our NEOs, as in effect in 2022, are described below.

President and Chief Executive Officer—Olivier Rabiller

On May 2, 2018, Honeywell entered into an offer letter with Mr. Rabiller appointing him as President and Chief Executive Officer of the Company, which became effective upon the completion of the Spin-Off. The letter provides Mr. Rabiller with an annual base salary of $889,786 (which was $989,056 in 2022) and an annual cash incentive target opportunity under the ICP equal to 100% of his annual base salary (which was 125% in 2022), and other elements of his compensation.

Additionally, under the offer letter, Mr. Rabiller is eligible for an annual grant of equity awards with an initial target opportunity of 325% of annual base salary (which was 350% in 2022); however, as noted above, none of our NEOs received an equity award grant in 2022 in light of receiving an Emergence Grant in 2021 sized with the intention of covering equity grants for fiscal years 2021 and 2022. Mr. Rabiller’s annual equity award will be determined by the Board and will be based on his individual performance.

Further, pursuant to his offer letter, Mr. Rabiller received a grant of RSUs valued at $4,300,000. However, in connection with the Company’s Emergence, Mr. Rabiller’s equity-based and cash-based awards under the 2018 Plan were cancelled and he received a cash payment of $2,848,700 in satisfaction of such cancelled awards (which was originally denoted in local currency (CHF) and converted to USD using then-current exchange rate of 1 USD to 0.9094 CHF).

In addition, Mr. Rabiller is eligible to receive vacation benefits in accordance with Company policy and a cash car allowance in the amount of $1,835 per month.

In the event of Mr. Rabiller’s involuntary termination of employment without cause, he will be entitled to certain payments, as described under “Summary of Potential Payments and Benefits—Termination Events” below.

Mr. Rabiller’s offer of employment is also contingent upon his execution of the Company’s intellectual property and non-competition agreements, which include two-year post-termination non-competition and non-solicitation restrictions and customary confidentiality provisions.

Senior Vice President and Chief Financial Officer—Sean Deason

On May 29, 2020, the Company and Garrett Motion Sàrl entered into an employment agreement with Mr. Deason appointing him as Senior Vice President and Chief Financial Officer of the Company effective June 15, 2020. The agreement provides Mr. Deason with an annual base salary of $606,235 (which was $626,402 in 2022) and an annual cash incentive target opportunity under the ICP equal to 80% of his annual base salary.

In addition, pursuant to his employment agreement, Mr. Deason received a one-time sign-on bonus of $1,063,570. The sign-on bonus would have been repaid by Mr. Deason if prior to the one-year anniversary of his start date, Mr. Deason’s employment was terminated for any reason. Mr. Deason also received a one-time relocation bonus equal to $159,535, which is subject to repayment if Mr. Deason terminates employment for any reason or if Garrett Motion Sàrl terminates Mr. Deason’s employment (other than for reason of redundancy) prior to the second anniversary of his start date. Additionally, under the employment agreement, Mr. Deason is eligible for an annual grant of equity awards with an initial target opportunity of 170% of annual base salary (which was 190% in 2022); however, as noted above, none of our NEOs received an equity award grant in 2022 in light of receiving an Emergence Grant in 2021 sized with the intention of covering equity grants for fiscal years 2021 and 2022. Mr. Deason’s annual equity award will be determined by the Board and will be based on his individual performance.

Mr. Deason is also eligible to receive vacation benefits in accordance with Company policy, a cash car allowance in the amount of $1,835 per month and tuition reimbursement, for up to two years, to cover the cost of his children’s international school fees. Mr. Deason’s employment agreement also includes two-year post-termination non-competition restrictions and one-year post-termination non-solicitation restrictions.

In the event of Mr. Deason’s involuntary termination of employment without cause, he will be entitled to certain payments, as described under “Summary of Potential Payments and Benefits-Termination Events” below.

Mr. Deason’s offer of employment is also contingent upon his execution of the Company’s intellectual property and non-competition agreements, which include customary confidentiality provisions.

Other NEOs—Craig Balis, Thierry Mabru, and Jérôme Maironi

Honeywell entered into offer letters with each of Messrs. Balis, Mabru, and Maironi.

The offer letters for Messrs. Balis, Mabru, and Maironi each provide for an annual base salary of $409,097, $414,211, and $460,234 (which was $494,197, $458,230, and $492,701 in 2022), respectively, and an annual cash incentive target opportunity under the ICP equal to 55%, 55% and 60% of the executive’s annual base salary, respectively, which have since been increased to 70%, 70% and 65%, respectively, after taking into consideration industry and market data, and mix of target compensation for each executive.

Additionally, under the offer letters, each of Messrs. Balis, Mabru, and Maironi is eligible for an annual grant of equity awards with an initial target opportunity of 200%, 160% (which was 190% in 2022) and 189%, respectively, of the executive’s annual base salary; however, as noted above, none of our NEOs received an equity award grant in 2022 in light of receiving an Emergence Grant in 2021 sized with the intention of covering equity grants for fiscal years 2021 and 2022. Annual equity awards will be determined by the Board and are based on the executive’s individual performance.

Under the offer letters, each of Messrs. Balis, Mabru, and Maironi also received grants of RSUs valued at $800,000 for Messrs. Balis and Mabru and $1,000,000 for Mr. Maironi. However, in connection with the Company’s Emergence, each of their outstanding equity-based and cash-based awards under the 2018 Plan were cancelled in exchange for a cash payment of $642,369; $634,375; and $681,131, respectively, in satisfaction of such cancelled awards (which were originally denoted in local currency (CHF) and converted to USD using then-current exchange rate of 1 USD to 0.9094 CHF).

In addition, Messrs. Balis, Mabru, and Maironi are eligible to receive vacation benefits in accordance with Company policy and a cash car allowance in the amount of $1,835 per month. Further, Mr. Maironi was also entitled to relocation assistance in connection with his relocation to Switzerland in accordance with Company policy.

In the event of Messrs. Balis, Mabru, or Maironi’s involuntary termination of employment without cause, they will be entitled to certain payments, as described under “Summary of Potential Payments and Benefits—Termination Events” below. The offer letters for Messrs. Balis, Mabru and Maironi are also contingent upon the execution of the Company’s intellectual property and non-competition agreements, which include two-year post-termination non-competition and non-solicitation provisions and customary confidentiality provisions.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table shows all outstanding Company equity awards held by the NEOs as of December 31, 2022:

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)
Olivier Rabiller	5/26/2021	—	—	—	—	363,600	(2)	2,770,632	—		—
	5/26/2021	—	—	—	—	—		—	318,150	(3)	2,424,299	(4)
Sean Deason	5/26/2021	—	—	—	—	119,605	(2)	911,390	—		—
	5/26/2021	—	—	—	—	—		—	104,654	(3)	797,463	(4)
Craig Balis	5/26/2021	—	—	—	—	81,140	(2)	618,287	—		—
	5/26/2021	—	—	—	—	—		—	70,998	(3)	541,001	(4)
Thierry Mabru	5/26/2021	—	—	—	—	65,724	(2)	500,817	—		—
	5/26/2021	—	—	—	—	—		—	57,509	(3)	438,215	(4)
Jérôme Maironi	5/26/2021	—	—	—	—	86,262	(2)	657,316	—		—
	5/26/2021	—	—	—	—	—		—	75,478	(3)	575,142	(4)

(1)	Market value is determined based on the closing price of our common stock on December 30, 2022 or $7.62 per share.

(2)

On May 25, 2021, the Board approved awards of RSUs for each NEO, each scheduled to vest in substantially equal installments on the first five anniversaries of the grant date, subject to continued employment on the applicable vesting date.

(3)

On May 25, 2021, the Board approved awards of PSUs. The performance period for the PSUs will end on December 31, 2023. In accordance with applicable SEC rules, the number of PSUs shown represents the number of performance shares that may be earned during the performance period based on the threshold achievement of Absolute TSR with stock price hurdles and on-target achievement of Adjusted EBITDA $M and Adjusted EBITDA Margin %, weighted 60%, 20% and 20%, respectively, subject to continued employment through the last day of the applicable performance period.

(4)

Represents both (A) the EBITDA-based PSUs at target achievement, granted on May 26, 2021 that may vest on the date that our Company releases its earnings for the fiscal year ending December 31, 2023 if specified performance criteria are met, subject to the exercise of negative discretion by the Talent Management and Compensation Committee (the performance metrics for this award are the cumulative Adjusted EBITDA for the “performance period” commencing January 1, 2021 and ending on December 31, 2023 (20%) and cumulative Adjusted EBITDA Margin for the performance period (20%)); and (B) the TSR-based PSUs at threshold achievement granted on May 26, 2021 that may vest on the date that our Company releases its earnings for the fiscal year ending December 31, 2023 if specified performance criteria are met, subject to the exercise of negative discretion by the Talent Management and Compensation Committee (the performance metric for this award is Absolute TSR for the period commencing January 1, 2022 and ending on December 31, 2023) By December 31, 2022, Adjusted EBITDA $M and Adjusted EBITDA Margin % metrices reached 100% achievement, while Absolute TSR remained at 0% achievement.

STOCK VESTED—FISCAL YEAR 2022

The following table shows for 2022 the number of shares acquired upon the vesting of Company stock awards and the value realized upon such vesting:

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Olivier Rabiller	90,899	606,296

Sean Deason	29,901	199,440

Craig Balis	20,285	135,301

Thierry Mabru	16,430	109,588

Jérôme Maironi	21,565	143,839

(1)	Represents the amounts realized based on the fair market value of our common stock on the vesting date for awards that vested during the 2022 fiscal year.

PENSION BENEFITS—FISCAL YEAR 2022

The following table provides summary information about the pension benefits that have been earned by our NEOs in 2022. For 2022, the NEOs all participated in a pension plan sponsored in Switzerland and named “Columna Sammelstiftung Client Invest Winterthur” (the “Garrett Swiss Plan”). Garrett Swiss Plan benefits depend on each NEO’s annual contribution election and age. The column in the table below entitled “Present Value of Accumulated Benefits” represents the value of the employer contributions in the Garrett Swiss Plan with related interest, converted to U.S. dollars.

Name	Plan Name	Numbers of Years Credited Service (#)(1)	Present Value of Accumulated Benefits

Olivier Rabiller	Garrett Swiss Plan	12.0	1,039,846

Sean Deason	Garrett Swiss Plan	2.5	169,776

Craig Balis	Garrett Swiss Plan	8.6	764,750

Thierry Mabru	Garrett Swiss Plan	11.8	679,313

Jérôme Maironi	Garrett Swiss Plan	4.5	343,955

(1)	Garrett Swiss Plan benefits are not dependent upon years of credited service.

Garrett Swiss Plan Information

The Garrett Swiss Plan is a broad-based pension plan in which all of Garrett’s Swiss-based employees participate, as well as our NEOs. The Garrett Swiss Plan complies with Swiss tax requirements applicable to broad-based pension plans. Normal retirement age under the Garrett Swiss Plan is 65, for men, and 64, for women. All benefits are immediately vested.

The NEOs can contribute to the Garrett Swiss Plan based on their age at rates that range from 5.5%-11.5% of pensionable salary with additional contributions for death and disability benefits. Employer contributions are also based on the NEO’s age at rates that range from 5.5%-11.5% of pensionable salary with additional contributions for death and disability benefits. For 2022, participants received an interest rate of return of 1%.

The Garrett Swiss Plan defines pensionable salary as the sum of annual base salary, sales incentives/commissions, bonuses, gratuities and gifts for service years, in each case, while taking into account any changes to compensation that have been agreed to for the applicable year, minus the annual coordination amount and limited to the Garrett Swiss Plan’s annual pay limit. For 2022, the annual coordination amount was $27,853 and the Garrett Swiss Plan’s annual pay limit was $954,951.

Annual benefits under the Garrett Swiss Plan are calculated at an NEO’s retirement date and are equal to a percentage of the NEO’s account balance specified in the Garrett Swiss Plan based on his age and retirement year. The normal payment form is a joint and 60% survivor annuity with the member’s surviving spouse, with a lump sum option. Swiss pension law requires participants who were covered by the pension plan of another employer to transfer the termination benefit of that pension plan into the Garrett Swiss Plan. Participants are permitted to withdraw part of the termination benefit, or pledge the termination benefit, for home ownership.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2022

The following table provides information on the defined contribution or other plans that during 2022 provided for deferrals of compensation to our NEOs on a basis that are not tax-qualified.

Name	Plan	Executive Contributions in 2022 ($)	Registrant Contributions in 2022 ($)	Aggregate Earnings in 2022 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2022 ($)

Craig Balis	Garrett Supplemental Savings Plan(1)	—	—	(49,390)	—	329,474

(1)

In 2022, Mr. Balis participated in the Garrett Supplemental Savings Plan. Mr. Balis does not contribute to the plan (and Garrett is not actively making any matching contributions to his account); however, his account continues to earn interest under the plan. All deferred compensation amounts are unfunded and unsecured obligations of Garrett and are subject to the same risks as any of Garrett’s general obligations. No amounts reported in the table above for Mr. Balis have been reported in our Summary Compensation Table for 2020, 2021 or 2022.

Supplemental Savings Plan (“SSP”)

The SSP is a U.S. nonqualified deferred compensation plan that permits executives to defer the portion of their pre-tax compensation and incentive compensation that could not be contributed to Garrett’s tax-qualified 401(k) plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code and/or up to an additional 25% of base annual salary for the plan year. Employer matching contributions are discretionary and immediately vested.

Participant deferrals are credited with a rate of interest, compounded daily, based on the Fidelity U.S. Bond Index Fund. The rate is subject to change daily, and for 2022, the average rate was -13%.

Mr. Balis elected to receive his SSP benefits in a lump sum, which amount will be paid on the later of six months or in January of the year following his separation from service. Amounts deferred cannot be withdrawn before the distribution date for any reason.

SUMMARY OF POTENTIAL PAYMENTS AND BENEFITS—TERMINATION EVENTS

Overview

This section describes the benefits payable to our NEOs in two circumstances:

•	Termination of Employment

•	Change in Control

Employment Agreements and Offer Letters

Olivier Rabiller. Under Mr. Rabiller’s offer letter, upon an involuntary termination of employment, other than for cause, Mr. Rabiller will be entitled to 24 months of base salary continuation and target incentive compensation, which will be extended to 36 months in the case of such termination within two years after a change in control of the Company.

Company Severance Plan

Our NEOs are eligible for severance payments and benefits upon a qualifying termination of employment under our Severance Pay Plan for Designated Executive Employees of Garrett Motion Inc. (the “Company Severance Plan”). Upon an involuntary termination of employment by the Company, the NEOs are entitled to 18 months of base salary continuation, target incentive compensation prorated for the severance period and continued health and welfare benefits for the duration of the severance period. We do not provide our NEOs, all of whom reside in Switzerland, with continued health and welfare benefits upon a qualifying termination of employment as these benefits typically are provided by the government.

In April 2021, our Board approved increases of our NEOs’ severance entitlements upon an executive’s termination without “cause” or resignation for “good reason” following a “change in control” (each as defined in the Company Severance Plan). Upon such termination, our NEOs would be entitled to receive cash severance equal to 24 months’ base salary (36 months for Mr. Rabiller and Mr. Deason), plus two times such officer’s target bonus (three times for Mr. Rabiller and Mr. Deason) for the year in which the executive is terminated. However, these cash severance entitlements have been further modified by the terms of each NEO’s award agreement under the LTI Plan, as described below.

2021 Long-Term Incentive Plan

Equity Vesting Acceleration

Pursuant the terms of the LTI Plan and applicable award agreements, in the event a NEO is terminated without “cause”, or resigns for “good reason” or “retirement” (each as defined in the LTI Plan), unvested equity awards are treated as follows:

•

RSUs. With respect to unvested RSUs held by the executive, the number of RSUs that would have otherwise vested on the next scheduled vesting date following the executive’s termination will immediately vest, subject to the executive’s execution of an effective release of claims.

•	PSUs. Unvested PSUs held by the executive will remain eligible to vest in accordance with their terms on a pro-rated basis.

Except for PSUs with performance goals tied to the Company’s TSR, the above equity treatment also applies when an NEO is terminated due to death or “disability” (as defined in the LTI Plan).

Pursuant to the terms of the LTI Plan and applicable award agreements, in the event an NEO is terminated without “cause,” due to death or “disability,” or resigns for “good reason” or “retirement” within a two-year period following a “change in control” (each as defined in the LTI Plan), unvested equity awards are treated as follows; provided that such awards are continued, and not assumed, replaced, converted or substituted by the successor entity:

•	RSUs. All unvested RSUs held by the executive will immediately vest.

•

PSUs. All unvested PSUs held by the executive will immediately vest (with performance goals deemed 100% achieved and applicable stock price goals will be equitably adjusted to account for the change in control) and settle within 60 days following the termination date.

Cash Severance Modifications

In addition, the NEOs’ award agreements under the LTI Plan modify the terms of their cash severance entitlements, superseding and replacing, as of the second anniversary of our Emergence, the severance terms included in each NEO’s offer letter and employment agreement as well as the terms of the Company Severance Plan. Pursuant to the applicable award agreements, the NEOs will be entitled to receive cash severance equal to no more than 18 months’ base salary (24 months for Mr. Rabiller), plus a pro-rated bonus payment (based on actual performance, or target performance if required by applicable local law) for the year in which the executive experiences a “non-change in control qualifying termination” (as such term will be defined in a new severance policy once adopted). If an NEO experiences a “change in control qualifying termination” (as such term will be defined in a new severance policy once adopted), he will be entitled to receive cash severance equal to no more than 18 months’ base salary (24 months for Mr. Rabiller), plus one and one-half times such officer’s target bonus (two times for Mr. Rabiller), plus a pro-rated bonus payment (based on actual performance, or target performance if required by applicable local law) for the year in which the executive is terminated.

By entering into their award agreements under the LTI Plan, the NEOs have also agreed to waive certain rights to claim “good reason” under the Company Severance Plan.

Summary of Potential Payments Upon Termination or Change in Control

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2022. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, (ii) accrued bonus for the year of termination, or (iii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the LTI Plan. Pension and nonqualified deferred compensation benefits, which are described elsewhere in this filing, are not included in the table below in accordance with the applicable disclosure requirements, even though they may become payable at the times specified in the table.

Name	Benefit	Death ($)	Disability ($)	Termination Without Cause (no Change in Control) ($)	Termination Without Cause in Connection with a Change in Control ($)

Olivier Rabiller	Cash	—	—	4,472,675	6,709,013
	Equity Acceleration(1)	2,655,185	2,655,185	2,655,185	6,233,914
	All Other Payments or Benefits	—	—	—	—
	Total	2,655,185	2,655,185	7,127,860	12,942,927

Sean Deason	Cash	—	—	1,699,617	2,266,155
	Equity Acceleration(1)	873,414	873,414	873,414	2,050,626

	All Other Payments or Benefits	—	—	—	—
	Total	873,414	873,414	2,573,030	4,316,781

Craig Balis	Cash	—	—	1,176,148	1,568,197
	Equity Acceleration(1)	592,525	592,525	592,525	1,391,145
	All Other Payments or Benefits	—	—	—	—
	Total	592,525	592,525	1,768,673	2,959,342

Thierry Mabru	Cash	—	—	1,185,259	1,580,345
	Equity Acceleration(1)	479,950	479,950	479,950	1,126,838
	All Other Payments or Benefits	—	—	—	—
	Total	479,950	479,950	1,665,208	2,707,183

Jérôme Maironi	Cash	—	—	1,223,956	1,631,942
	Equity Acceleration(1)	629,921	629,921	629,921	1,478,951
	All Other Payments or Benefits	—	—	—	—
	Total	629,921	629,921	1,853,878	3,110,892

(1)

Represents the sum of the values attributable to the accelerated vesting of the unvested portion of all outstanding RSUs and PSUs held by the executive officer as of December 31, 2022. The value of the accelerated equity awards was calculated based on the closing price of our common stock on December 31, 2022 ($7.62). Upon the death or disability of the executive, PSUs will accelerate and vest based on actual performance through the completion of the performance period and will be prorated for the date of termination. We have estimated for purposes of this disclosure that PSUs awarded under the LTI Plan are valued based on projecting their performance as of December 31, 2022 through the end of the performance period. Note, however, that the value of these accelerated PSU awards would ultimately reflect actual performance and, accordingly the amounts payable in respect of such PSU awards under this scenario could be greater or less than the amounts reported.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our median employee to the annual total compensation of Olivier Rabiller, our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

For 2022, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $27,573; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included above, was $2,106,406.

Based on this information, for 2022, our CEO’s annual total compensation was 76 times that of the median of the annual total compensation of all of our employees (other than the CEO).

Determining the Median Employee

Employee Population

We used our employee population data as of October 1, 2022 as the determination date for identifying our median employee. As of such date, our employee population consisted of approximately 7,172 individuals.

Methodology for Determining Our Median Employee

To identify the median employee from our employee population, we selected base salary and target bonus as the most appropriate measure of compensation, which was consistently applied to all of our employees included in the calculation. In identifying the median employee, we annualized the compensation of all permanent employees who were new-hires in 2022 and we converted international currencies to US dollars using the exchange rates on the determination date.

Compensation Measure and Annual Total Compensation of Median Employee

With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $27,573.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement.

Pay Versus Performance Disclosure
Pay Versus Performance Table
The following table sets forth information concerning the relationship between executive compensation actually paid to our Principal Executive Officer (PEO) and to other Named Executive Officers (NEOs) and certain financial performance of the Company for the years ended December 31, 2022, 2021 and 2020. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”.

									Value of Initial Fixed $100 Investment Based On:

Year	Summary Compensation Table Total for PEO ($)		Compensation Actually Paid to PEO (1) ($) )		Average Summary Compensation Table Total for Non-PEO NEOs (2) ($)		Average Compensation Actually Paid to Non-PEO NEOs (3) ($)		Cumulative Total Shareholder Return		Peer Group (4) Cumulative Total Shareholder Return		Net Income (5) ($ in millions)	Adjusted EBITDA (6) ($ in millions)

(a)	(b)		(c)		(d)		(e)		(f)		(g)		(h)	(i)

2022	2,106,406		1,419,262		937,368		764,417		138.29		88.19		390	570

2021	10,991,346	(7)	11,198,243	(7)	3,089,441	(7)	3,111,001	(7)	145.74		105.12		495	607

2020	4,624,167		(1,699,838)		1,522,770		179,947		—	(8)	—	(8)	80	440

(1)
The dollar amounts reported in this column (c) represent the amount of “compensation actually paid” to Mr. Rabiller, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Rabiller during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Rabiller’s total compensation for each applicable year to determine the compensation actually
paid. The assumptions used for determining the fair values shown in this table do not differ materially from those used to determine the fair values disclosed as of the grant date of such awards.

	Year

	2022	2021	2020

PEO Summary Compensation Table Total (b)	2,106,406	10,991,346	4,624,167

Aggregate Change in Actuarial Present Value of Pension Benefits (-)	97,904	165,233	114,388

Actuarial Present Value of Pension Benefits Attributable to Service (+)	81,738	81,738	78,690

Grant Date Fair Value of Stock and Option Awards (-)	0	7,602,860	3,582,093

Fair Value at Year End of Outstanding and Unvested Equity Awards Granted in Year (+)	0	7,066,919	0

Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (+)	(547,355)	0	(2,321,173)

Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year (+)	0	0	0

Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year (+)	(123,623)	919,339	(424,938)

Fair Value at the end of the Prior Year of Equity Awards that Fail to Meet Vesting Conditions (-)	0	93,006	0

Dollar Value of Dividends or Earnings Paid on Equity Awards Not Otherwise Included in Total Compensation (+)	0	0	0

Retention Award Modification Charge (+)	0	0	39,898

Compensation Actually Paid to PEO (c)	1,419,262	11,198,243	(1,699,838)

(2)
The names of each of the NEOs (excluding Mr. Rabiller) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Messrs. Deason, Mabru, Balis, and Maironi; (ii) for 2021, Messrs. Deason, Mabru, Balis, and Maironi; and (iii) for 2020, Messrs. Deason, Mabru, Balis, Maironi, and Peter Bracke.

(3)
The dollar amounts reported in this column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Rabiller), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Rabiller) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Rabiller) for each year to determine the compensation actually paid, using the same methodology described above in Note 2. The assumptions used for determining the fair values shown in this table do not differ materially from those used to determine the fair values disclosed as of the grant date of such awards.

	Year

	2022	2021	2020

Average Summary Compensation Table Total for Non-PEO NEOs (d)	937,368	3,089,441	1,522,770

Aggregate Change in Actuarial Present Value of Pension Benefits (-)	84,842	94,105	69,795

Actuarial Present Value of Pension Benefits Attributable to Service (+)	74,621	58,427	52,286

Grant Date Fair Value of Stock and Option Awards (-)	0	1,843,894	629,826

Fair Value at Year End of Outstanding and Unvested Equity Awards Granted in Year (+)	0	1,713,914	0

Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (+)	(132,748)	0	(479,123)

Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year (+)	0	0	0

Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in Year (+)	(29,982)	204,185	(249,081)

Fair Value at the end of the Prior Year of Equity Awards that Fail to Meet Vesting Conditions (-)	0	16,968	0

Dollar Value of Dividends or Earnings Paid on Equity Awards Not Otherwise Included in Total Compensation (+)	0	0	0

Retention Award Modification Charge (+)	0	0	32,715

Average Compensation Actually Paid to Non-PEO NEOs (e)	764,417	3,111,001	179,947

(4)
The peer group used for this purpose consists of Adient plc, Allison Transmission Holdings, Inc., American Axle & Manufacturing Holdings, Inc., Aptiv PLC, Autoliv Inc., BorgWarner Inc., Dana Incorporated, Gentex Corporation, Lear Corporation, Magna International Inc. and Visteon Corporation (the “Peer Group”), which are the peer group companies indicated in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 14, 2023.

(5)	The dollar amounts reported in this column (h) represent the amount of net income reflected in our audited financial statements for the applicable year.

(6)
Adjusted EBITDA is defined as our net income calculated in accordance with U.S. GAAP, plus the sum of net interest expense, tax expense and depreciation, further adjusted for reorganization items, stock compensation expense, non-operating income/expense, repositioning charges, legacy environmental costs, discounting costs on factoring and loss on extinguishment of debt. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.

(7)
The dollar amounts reported as compensation to our NEOs in 2021 is significantly larger than the compensation in 2020 or 2022 as a result of the Emergence Grants made to our NEOs in 2021. Each Emergence Grant was sized in excess of a standard annual grant in order to align incentives as of the Company’s Emergence and with the intention of covering equity grants for fiscal years 2021 and 2022. Accordingly, no equity grants were made for fiscal year 2022.

(8)
In accordance with SEC guidance, we have reported in columns (f) and (g) the cumulative TSR and weighted peer group TSR measured only from April 30, 2021, which is the date the Company began issuing the new class of common stock pursuant to the Revised Amended Plan of Reorganization following the Company’s Emergence, to December 31,
2022
.

Narrative Disclosure to Pay Versus Performance Table
Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The following were the most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance:

•	Adjusted EBITDA

•	Adjusted EBITDA Margin

•	Adjusted Free Cash Flow
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Net Income
As demonstrated by the following table, the amount of compensation actually paid (CAP) to Mr. Rabiller and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Rabiller, “Avg. Non-PEO NEO CAP”) is generally aligned with the Company’s net income over the three years presented in the table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Adjusted EBITDA, which the Company does use for when setting goals in the Company’s short-term incentive compensation program and the performance-based RSUs that are awarded to the NEOs.

Compensation Actually Paid and Adjusted EBITDA
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Rabiller and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Rabiller) is generally aligned with the Company’s Adjusted EBITDA over the three years presented in the table.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
In accordance with SEC guidance, we have calculated our own cumulative TSR and the weighted peer group TSR from April 30, 2021 through December 31, 2021 and, further, through December 31, 2022. We use April 30, 2021 as the starting point because this is the date the Company began trading under its new class of common stock upon its Emergence.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth the equity awards outstanding under the LTI Plan as of December 31, 2022:

Plan Category	Number of Shares to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of Shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (#) (1)

Equity compensation plans approved by security holders	4,123,943	(2)	—	26,719,541

Equity compensation plans not approved by security holders	—		—	—

Total	4,123,943		—	26,719,541

(1)	Consists of the LTI Plan.

(2)	Represents shares underlying unvested RSUs and PSUs granted under the LTI Plan.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Agreements

We have entered into letter agreements with each of our non-employee directors that generally provide a total compensation package that includes annual cash fees and annual RSU grants to compensate our non-employee directors for the time and effort necessary to serve on the Board.

Our non-employee directors receive a cash retainer for service on the Board and for service on each committee of which the non-employee director is a member. The Independent Chairperson of the Board and the Chairperson of each committee may receive a higher retainer for such service. Cash retainers are paid quarterly on the first business day of the applicable quarter. The fees paid to our non-employee directors for service on the Board are set forth in the table below.

Cash Compensation

Annual Cash Retainer	$80,000

Independent Chairperson Annual Cash Retainer	$100,000

Committee Chair Annual Cash Retainer

Audit	$20,000

Talent Management and Compensation	$15,000

Nominating and Governance	$15,000

Other Committees	$10,000

Committee Member Annual Cash Retainer

Audit	$10,000

Talent Management and Compensation	$7,500

Nominating and Governance and Other Committees	$5,000

In addition, each of our non-employee directors is eligible to receive an annual RSU grant with a total target value of $120,000 (the actual number of RSUs to be determined by dividing the target value by the fair market value of common stock on the date of the annual meeting of stockholders). The RSUs will vest on the earlier of the one-year anniversary of the grant date, death, disability or the non-employee director’s removal from the Board in connection with a change in control.

In December 2021, the Nominating and Governance Committee recommended that the Board approve, and the Board approved and adopted modifications to the RSU vesting terms described above to provide that:

•	Non-employee directors’ entitlement to annual RSU grants will be measured from one annual stockholders’ meeting to the next annual stockholders’ meeting;

•

RSUs and prorated RSUs will vest on the earlier of the one-year anniversary of the grant date, death, disability, the non-employee director’s removal from the Board in connection with a change in control, or the next annual stockholders’ meeting; and

•

Prorated RSU grants made to non-employee directors who join the Board between two annual stockholders’ meetings will be based on the period between such two annual stockholders’ meetings, which will vest at the next stockholders’ meeting to align with the other Board members.

Due to the above mentioned modification that the entitlement to annual RSU grants will be measured from one annual stockholders’ meeting to the next annual stockholders’ meeting (instead of calendar year), each non-employee director received an equity grant on March 3, 2022 representing a pro-rata portion of the annual equity grant for the period from January 1, 2022 to May 26, 2022 (the date of the 2022 annual stockholders’ meeting), which vested on May 26, 2022. Going forward the annual grants to our non-employee directors will be made annually on the date of the annual stockholders’ meeting.

We reimburse our non-employee directors for expenses incurred in connection with attending Board and committee meetings and provide our non-employee directors with business travel accident insurance.

We also reimburse our non-employee directors, up to $10,000 in the aggregate, for attendance at continuing professional educational programs directly related to service as a public company director.

In accordance with our LTI Plan, the maximum amount of compensation that may be paid to any non-employee director during any fiscal year is $750,000.

Stock Ownership Guidelines

Under our non-employee director stock ownership guidelines, each non-employee director is required to hold a number of shares of Company common stock having a market value equal to or greater than five times the annual base cash retainer payable to the non-employee director. Until the applicable ownership guideline is achieved, each non-employee director is required to retain at least 50% of the shares acquired from RSU grants, other than any shares required to be sold to pay applicable taxes. Once the applicable ownership guideline is achieved, the aforementioned retention ratio will no longer apply. If a non-employee director’s share ownership subsequently falls back below the applicable ownership guideline and remains below the ownership guideline on a continuous basis for a period of more than 24 months, the non-employee director will be required to comply again with the retention ratio until such time as the non-employee director again achieves the ownership guideline.

The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2022. Mr. Rabiller, who served as our President and Chief Executive Officer during the year ended December 31, 2022, and continues to serve in that capacity, does not receive additional compensation for his service as a director, and therefore is not included in the Director Compensation table below. All compensation paid to Mr. Rabiller is reported in the Summary Compensation Table included under “Executive Compensation.”

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Daniel Ninivaggi	185,000	159,451	—	344,451

D’aun Norman	95,000	159,451	—	254,451

Tina Pierce	80,000	159,451	—	239,451

Julia Steyn	105,000	159,451	—	264,451

Robert Shanks	107,500	159,451	—	266,951

John Petry(3)	—	—	—	—

Steven Silver(3)	—	—	—	—

Steven Tesoriere(3)	—	—	—	—

(1)	Reflects cash retainer fees earned by our directors in 2022.

(2)	As of December 31, 2022, Mses. Norman, Pierce and Steyn and Messrs. Ninivaggi and Shanks each held 19,576 outstanding RSUs.

(3)	Messrs. Petry, Silver and Tesoriere have waived compensation for Board service pursuant to the Series A Investor Rights Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information as of March 27, 2023 regarding the amount and percentage of our outstanding shares of common stock and Series A preferred stock beneficially owned by (i) each person known by us to own beneficially more than 5% of our outstanding common stock and Series A preferred stock (based on Schedule 13G or Schedule 13D filings with the SEC and information supplied by the applicable persons), (ii) each of our named executive officers and directors, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person. Pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act, the beneficial owner of securities as a result of conversion privileges exercisable within 60 days considers such securities outstanding for purposes of calculating the percentage of a class of equity securities held by such beneficial owner, but may not assume the exercise of conversion privileges held by others. As a result, the percentages of a class of equity securities held by beneficial owners may sum to more than 100%.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock(1)	Percent of Class(2)	Amount of Beneficial Ownership of Series A Preferred Stock	Percent of Class

5% Stockholders:

Attestor Value Master Fund LP(3)	4,237,711	6.19%	3,514,904	1.43%

Baupost Group, L.L.C.(4)	29,055,292	32.13%	25,480,292	10.40%

Cyrus(5)	33,856,569	38.21%	23,636,315	9.65%

Sessa Capital (Master), L.P.(6)	23,504,588	28.82%	16,592,384	6.77%

Honeywell International Inc.(7)	7,092,446	10.26%	4,196,330	1.71%

Keyframe(8)	4,891,228	7.16%	3,385,178	1.38%

Hawk Ridge Master Fund, L.P.(9)	6,023,159	8.78%	3,676,595	1.50%

Centerbridge Credit Partners Master, L.P.(10)	20,205,933	23.89%	19,621,696	8.01%

Centerbridge Special Credit Partners III-Flex, L.P.(10)	51,791,249	45.45%	48,985,486	19.99%

Oaktree Value Opportunities Fund Holdings, L.P.(11)	15,093,203	19.02%	14,374,581	5.87%

OCM Opps GTM Holdings, LLC(11)	52,555,471	44.7%	52,555,471	21.45%

Oaktree Phoenix Investment Fund LP(11)	1,904,762	2.85%	1,904,762	0.78%

Oaktree Opportunities Fund Xb Holdings (Delaware) L.P.	—	—	2,874,489	1.17%

Directors and Named Executive Officers:

Daniel Ninivaggi(12)	54,676	*	—	—

D’aun Norman(13)	34,676	*	—	—

John Petry(6)	23,504,588	28.82%	16,592,384	6.77%

Tina Pierce(14)	29,660	*	—	—

Robert Shanks(13)	34,676	*	—	—

Kevin Mahony	—	—	—	—

Julia Steyn(13)	34,676	*	—	—

Beneficial Owner	Amount of Beneficial Ownership of Common Stock(1)	Percent of Class(2)	Amount of Beneficial Ownership of Series A Preferred Stock	Percent of Class

Steven Tesoriere	—	—	—	—

Olivier Rabiller(15)	287,683	*	—	—

Sean Deason(16)	46,884	*	—	—

Craig Balis(17)	31,461	*	—	—

Thierry Mabru(18)	31,897	*	—	—

Jerome Maironi(19)	37,210	*	—	—

Executive officers and directors as a group (consisting of 17 persons)	24,203,456	37.08%	16,592,384	6.75%

*	Less than 1%.

(1)	The amount of common stock beneficially owned includes common stock issuable upon conversion of our Series A preferred stock.

(2)	The percentage of common stock beneficially owned includes common stock issuable upon conversion of our Series A preferred stock by the relevant holder .

(3)

Based on a Schedule 13G/A filed by Attestor Value Master Fund LP, a Cayman Islands exempted limited partnership (“Attestor”), Attestor Value Fund GP Limited, a Cayman Islands exempted private limited company (“Attestor GP”), Attestor Capital Limited, a Cayman Islands exempted private limited company (“Attestor Capital”), Attestor Limited, a private limited company registered in England and Wales (“Attestor Limited”) and Mr. Jan-Christoph Peters on June 28, 2021. These securities are beneficially owned by (i) Attestor, as a result of its direct ownership of the reported shares, (ii) Attestor GP, as the sole general partner of Attestor, (iii) Attestor Capital, as the manager to Attestor GP, (iv) Attestor Limited, as the investment manager to Attestor, and (v) Mr. Jan-Christoph Peters, as the sole director and sole indirect shareholder of Attestor Limited. Each of Attestor, Attestor GP, Attestor Capital, Attestor Limited and Mr. Peters has sole voting and dispositive power of the reported shares. The principal business office of Attestor Limited and Mr. Peters is 7 Seymour Street, London W1H 7JW, United Kingdom.

(4)

Based on a Schedule 13D/A filed by The Baupost Group, L.L.C. (“Baupost”), Baupost Group GP, L.L.C. (“BG GP”) and Mr. Seth A. Klarman on December 14, 2021. Baupost is a registered investment adviser and acts as the investment adviser to certain private investment limited partnerships on whose behalf these securities were indirectly purchased. BG GP, as the manager of Baupost, and Seth A. Klarman, as the sole Managing Member of BG GP and a controlling person of Baupost, may be deemed to have beneficial ownership of the securities beneficially owned by Baupost. Baupost, BG GP and Seth A. Klarman have shared voting and investment power over these shares. The address of Baupost, BG GP and Seth A. Klarman is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(5)

Based on a Schedule 13D filed by Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), Cyrus Capital Partners GP, L.L.C., a Delaware limited liability company (“Cyrus Capital GP”), Cyrus Capital Advisors, L.L.C., a Delaware limited liability company (“Cyrus Capital Advisors”) and Mr. Stephen C. Freidheim on May 10, 2021. These securities are beneficially owned by (i) Canary SC Master Fund, L.P., a Delaware limited partnership (“CANM”), as a result of its direct ownership of 1,603,445 shares of common stock and 3,604,095 shares of Series A preferred stock, (ii) Crescent 1, L.P., a Delaware limited partnership (“CRES”), as a result of its direct ownership of 2,095,093 shares of common stock and 4,709,181 shares of Series A preferred stock, (iii) CRS Master Fund, L.P., a Delaware limited partnership (“CRSM”), as a result of its direct ownership of 1,994,954 shares of common stock and 4,484,097 shares of Series A preferred stock, (iv) Cyrus 1740 Master Fund, L.P., a Delaware limited partnership (“C1740M”), as a result of its direct ownership of 264,724 shares of common stock and 595,025 shares of Series A preferred stock, (v) Cyrus Opportunities Master Fund II, Ltd., a Delaware limited partnership (“COFII”), as a result of its direct ownership of 3,593,111 shares of common stock and 8,076,306 shares of Series A preferred stock, (vi) Cyrus Select Opportunities Master Fund II, L.P., a Delaware limited partnership (“CSOM2”), as a result of its direct ownership of 41,955 shares of common stock and 94,303 shares of Series A preferred stock, (vii) Cyrus Select Opportunities Master Fund, Ltd, a Delaware limited partnership (“CSOM”), as a result of its direct ownership of 617,127 shares of common stock and 1,387,128 shares of Series A preferred stock, (viii) PC Investors III, L.P., a Delaware limited partnership (“PCI3”), as a result of its direct ownership of 8,170 shares of common stock and 18,364 shares of Series A preferred stock, and (ix) Peterson Capital Investors, LLC, a Delaware limited liability company (“PCIN”), as a result of its direct ownership of 1,675 shares of common stock and 3,765 shares of Series A preferred stock. Cyrus Capital Partners is the investment manager of certain private funds and managed accounts that directly hold shares of common stock and Series A preferred stock, including CANM, CRES, CRSM, C1740M, COFII, CSOM2, CSOM, PCI3 and PCIN. Cyrus Capital Advisors is the general partner of CANM, CRES, CRSM, C1740M and CSOM2. Cyrus Capital GP is the general partner of Cyrus Capital Partners and the managing member of Cyrus Capital Advisors. Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. Accordingly, Cyrus Capital Advisors reports having sole voting and dispositive power over 6,000,171 shares of Common Stock and 13,486,701 shares of Series A preferred stock, and each of Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim report having sole voting and dispositive power over 10,220,254 shares of Common Stock and 22,972,264 shares of Series A preferred stock. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(6)

Based on a Schedule 13D filed by Sessa Capital (Master), L. P., a Cayman Islands exempted limited partnership (“Sessa Capital”), Sessa Capital GP, LLC, a Delaware limited liability company (“Sessa Capital GP”), Sessa Capital IM, L. P., a Delaware limited partnership (“Sessa IM”), Sessa Capital IM GP, LLC, a Delaware limited liability company (“Sessa IM GP”) and Mr. John Petry, and information provided by or on behalf of such persons to the Company on February 7, 2022. These securities are beneficially owned by (i) Sessa Capital, as a result of its direct ownership of shares of common stock and Series A preferred stock, (ii) Sessa Capital GP, as a result of being the sole general partner of Sessa Capital, (iii) Sessa Capital IM, as a result of being the investment adviser for Sessa Capital, (iv) Sessa Capital IM GP, as a result of being the sole general partner of Sessa IM, and (v) John Petry, as a result of being the manager of Sessa Capital GP and Sessa IM GP. Each reporting person has sole voting and dispositive power over the shares reported therein. Mr. Petry disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any. The address of each of the foregoing is 888 Seventh Avenue, 30th Floor, New York, New York, 10019.

(7)

Based on a Schedule 13D filed by Honeywell International Inc. (“Honeywell”) on May 10, 2021. Honeywell has sole voting and dispositive power over the shares reported therein. The address of Honeywell is 300 South Tyron Street, Charlotte, North Carolina 28202.

(8)

Based on a Schedule 13G filed by Keyframe Fund I, L.P., a Delaware limited partnership (“KFI”), Keyframe Fund II, L.P., a Delaware limited partnership (“KFII”), Keyframe Fund III, L.P., a Delaware limited partnership (“KFIII”), Keyframe Fund IV, L.P., a Delaware limited partnership (“KFIV”), Keyframe Capital Advisors, L.L.C., a Delaware limited liability company (“KCA”), Keyframe Capital Partners, L.P., a Delaware limited partnership (“KCP”), Keyframe Capital Partners GP, L.L.C., a Delaware limited liability company (“KCPGP”) and Mr. John R. Rapaport on May 10, 2021. These securities are beneficially owned by (i) KFI, as a result of its direct ownership of 263,900 shares of common stock and 593,173 shares of Series A preferred stock, over which KFI has sole voting and dispositive power, (ii) KFII, as a result of its direct ownership of 225,226 shares of common stock and 506,245 shares of Series A preferred stock, over which KFII has sole voting and dispositive power, (iii) KFIII, as a result of its direct ownership of 564,200 shares of common stock and 1,268,164 shares of Series A preferred stock, over which KFIII has sole voting and dispositive power, (iv) KFIV, as a result of its direct ownership of 452,724 shares of common stock and 1,017,596 shares of Series A preferred stock, over which KFIV has sole voting and dispositive power, (v) KCA, as the general partner of, and which has sole voting and dispositive power over the shares owned by, KFI, KFII, KFIII and KFIV, (vi) KCP, as investment manager to, and which has sole voting and dispositive power over the shares owned by, KFI, KFII, KFIII and KFIV, (vii) KCPGP, as the general partner of KCP, and which has sole voting and dispositive power over the shares owned by KFI, KFII, KFIII and KFIV, and (viii) John R. Rapaport, as the Chief Investment Officer and Managing Partner of KCP and the Managing Member of both KCA and KCPGP, and who has sole voting and dispositive power over the shares owned by KFI, KFII, KFIII and KFIV. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(9)

Based on a Schedule 13G filed by Hawk Ridge Master Fund, L.P., a Delaware limited partnership (“Hawk Ridge”), Hawk Ridge Management, LLC, a Delaware limited liability company (“Hawk Ridge GP”), Hawk Ridge Capital Management, L.P., a Delaware limited partnership (“Hawk Ridge LP”), Hawk Ridge Capital Management GP LLC, a Delaware limited liability company (“Hawk Ridge Capital GP”), and Mr. David G. Brown on May 10, 2021. These securities are beneficially owned by (i) Hawk Ridge, as a result of its direct ownership of shares of common stock and Series A preferred stock, (ii) Hawk Ridge GP, as the general partner of Hawk Ridge, (iii) Hawk Ridge LP, as the investment manager to Hawk Ridge, (iv) Hawk Ridge Capital GP, as the general partner of Hawk Ridge LP, and (v) Mr. Brown, as the portfolio manager of Hawk Ridge LP and sole member and manager of Hawk Ridge GP and Hawk Ridge Capital GP. Each reporting person has sole voting and dispositive power over the shares reported therein. The address of each of the foregoing is 12121 Wilshire Blvd., Suite 900, Los Angeles CA 90025.

(10)

Based on a Schedule 13D filed by Centerbridge Credit Partners Master, L.P. (“Credit Partners Master”), Centerbridge Credit Partners Offshore General Partner, L.P. (“Credit Partners Offshore GP”), Centerbridge Credit Cayman GP, Ltd. (“Credit Cayman GP”), Centerbridge Credit GP Investors, L.L.C. (“Credit GP Investors”), Centerbridge Special Credit Partners III-Flex, L.P. (“SC III-Flex”), Centerbridge Special Credit Partners General Partner III, L.P. (“Special Credit III GP”), CSCP III Cayman GP Ltd. (“CSCP III Cayman GP”) and Jeffrey H. Aronson on May 13, 2021. CSCP III Cayman GP is the general partner of Special Credit III GP, which is the general partner of SC III-Flex, and may be deemed to share voting and dispositive power over the 2,805,763 shares of common stock and 48,985,486 shares of Series A preferred stock held of record by SC III-Flex. As the director of CSCP III Cayman GP, Jeffrey H. Aronson may be deemed to share voting and dispositive power over the securities held of record by SC III-Flex. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by SC III-Flex, except to the extent of any proportionate pecuniary interest therein. Credit GP Investors is the sole director of Credit Cayman GP, which is the general partner of Credit Partners Offshore GP, which is the general partner of Credit Partners Master, and may be deemed to share voting and dispositive power over the 584,237 shares of common stock and 19,621,696 shares of Series A preferred stock held of record by Credit Partners Master. As the managing member of Credit GP Investors, Jeffrey H. Aronson may be deemed to share voting and dispositive power over the securities held of record by Credit Partners Master. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by Credit Partners Master, except to the extent of any proportionate pecuniary interest therein. The address of each of CSCP III Cayman GP, Special Credit III GP, SC III-Flex, Credit GP Investors, Credit Cayman GP, Credit Partners Offshore GP, Credit Partners Master and Mr. Aronson is 375 Park Avenue, 11th Floor, New York, New York 10152.

(11)

Based on a Schedule 13D filed by Oaktree Value Opportunities Fund Holdings, L.P. (“Oaktree Value Opportunities Fund Holdings”), Oaktree Value Opportunities Fund GP, L.P. (“Oaktree Value Opportunities Fund GP LP”), Oaktree Value Opportunities Fund GP Ltd. (“Oaktree Value Opportunities Fund GP”), OCM Opps GTM Holdings, LLC (“OCM Opps”), Oaktree Fund GP, LLC (“Oaktree Fund GP”), Oaktree Fund GP I, L.P. (“Oaktree Fund GP I”), Oaktree Capital I, L.P. (“Oaktree Capital I”), OCM Holdings I, LLC (“OCM Holdings I”), Oaktree Holdings, LLC (“Oaktree Holdings”), Oaktree Capital Management, L.P. (“Oaktree Capital Management LP”), Oaktree Capital Management GP, LLC (“Oaktree Capital Management GP”), Atlas OCM Holdings, LLC (“Atlas OCM”), Oaktree Capital Group, LLC (“Oaktree Capital Group”), Oaktree Capital Group Holdings GP, LLC (“Oaktree Capital Group Holdings”), Brookfield Asset Management Inc. (“Brookfield”), BAM Partners Trust (“BAM Partners Trust”) and Oaktree Phoenix Investment Fund LP (“Oaktree Phoenix”) on May 14, 2021. These securities are beneficially owned by (i) Oaktree Value Opportunities Fund Holdings, as a result of its direct ownership of 718,622 shares of common stock and 14,374,581 shares of Series A preferred stock, (ii) OCM Opps, as a result of its direct ownership of 52,555,471 shares of Series A preferred stock, (iii) Oaktree Phoenix, as a result of its direct ownership of 1,904,762 shares of Series A preferred stock, over which it has sole voting and dispositive power, (iv) Oaktree Opportunities Fund Xb Holdings (Delaware) L.P., as a result of its direct ownership of 2,874,489 shares of common stock, (v) Oaktree Value Opportunities Fund GP LP, solely in its capacity as the general partner of Oaktree Value Opportunities Fund Holdings, (vi) Oaktree Value Opportunities Fund GP, solely in its capacity as the general partner of Oaktree Value Opportunities Fund Holdings, (vii) Oaktree Fund GP, solely in its capacity as the general partner of OCM Opps, (viii) Oaktree Fund GP I, solely in its capacity as the managing member of Oaktree Fund GP and the sole shareholder of Oaktree Value Opportunities Fund GP, (ix) Oaktree Capital I, solely in its capacity as the general partner of Oaktree Fund GP I, (x) OCM Holdings I, solely in its capacity as the general partner of Oaktree Capital I, (xi) Oaktree Holdings, solely in its capacity as the managing member of OCM Holdings I, (xii) Oaktree Capital Management LP, solely in its capacity as the sole director of Oaktree Value Opportunities Fund GP, (xiii) Oaktree Capital Management GP, solely in its capacity as the general partner of Oaktree Capital Management LP, (xiv) Atlas OCM, solely in its capacity as the sole managing member of Oaktree Capital Management GP, (xv) Oaktree Capital Group, solely in its capacity as the managing member of Oaktree Holdings, (xvi) Oaktree Capital Group Holdings, solely in its capacity as the indirect owner of the class B units of each of Oaktree Capital Group and Atlas OCM, (xvii) Brookfield, solely in its capacity as the indirect owner of the class A units of each of Oaktree Capital Group and Atlas OCM, and (xviii) BAM Partners Trust, solely in its capacity as the sole owner of Class B Limited Voting Shares of Brookfield. Oaktree Value Opportunities Fund Holdings, Oaktree Value Opportunities Fund GP LP, Oaktree Value Opportunities Fund GP, Oaktree Fund GP I, Oaktree Capital I, OCM Holdings I, Oaktree Holdings, Oaktree Capital Management LP, Oaktree Capital Management GP, Atlas OCM, Oaktree Capital Group, Oaktree Capital Group Holdings, Brookfield and BAM Partners Trust each report having sole voting and dispositive power over the shares owned by Oaktree Value Opportunities Fund Holdings. OCM Opps, Oaktree Fund GP, Oaktree Fund GP I, Oaktree Capital I, OCM Holdings I, Oaktree Holdings, Oaktree Capital Group, Oaktree Capital Group Holdings, Brookfield and BAM Partners Trust each report having sole voting and dispositive power over the shares owned by OCM Opps. Each of the foregoing persons and their directors, executive officers, investment managers, managers, members and general partners disclaims beneficial ownership of the securities except to the extent of their pecuniary interest therein (if any), other than Oaktree Value Opportunities Fund Holdings, OCM Opps and Oaktree Phoenix for their directly held shares of common stock and Series A preferred stock. The address of each of the foregoing is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(12)	Represents (i) 19,576 restricted stock units that vest within 60 days of March 27, 2023, (ii) 15,100 vested restricted stock units and (ii) 20,000 shares of common stock held by Mr. Ninivaggi.

(13)	Represents (i) 19,576 restricted stock units that vest within 60 days of March 27, 2023 and (ii) 15,100 vested restricted stock units.

(14)	Represents (i) 19,576 restricted stock units that vest within 60 days of March 27, 2023 and (ii) 10,084 vested restricted stock units held by Ms. Pierce.

(15)	Represents (i) 90,899 restricted stock units that vest within 60 days of March 27, 2023, (ii) 49,994 vested restricted stock units and (ii) 146,800 shares of common stock held by Mr. Rabiller.

(16)	Represents (i) 29,901 restricted stock units that vest within 60 days of March 27, 2023 and (ii) 16,983 vested restricted stock units held by Mr. Deason.

(17)	Represents (i) 20,285 restricted stock units that vest within 60 days of March 27, 2023, (ii) 11,156 vested restricted stock units and (ii) 20 shares of common stock held by Mr. Balis.

(18)	Represents (i) 15,467 restricted stock units that vest within 60 days of March 27, 2023 and (ii) 16,430 vested restricted stock units held by Mr. Mabru.

(19)	Represents (i) 21,565 restricted stock units that vest within 60 days of March 27, 2023, (ii) 11,645 vested restricted stock units and (iii) 4,000 shares of common stock held by Mr. Maironi.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and “beneficial owners” of more than 10% of our common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, we believe that during fiscal 2022 and from January 1, 2023 to April 14, 2023, all transactions were reported on a timely basis except for an initial beneficial ownership report on Form 3 on behalf of Kevin Mahony which was filed late on February 16, 2023 due to an administrative error on the part of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures (the “Policy”) for the review, approval and ratification of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) (“Related Person Transactions”) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any “Related Person” had, has or will have a direct or indirect material interest. Under the Policy, a “Related Person” includes (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, executive officer or a nominee to become a director of the Company; (ii) any person (or group) who is the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Prior to entering into any Related Person Transaction, the Related Person must provide notice to our General Counsel of the facts and circumstances of the proposed Related Person Transaction. The Policy calls for the proposed transaction to be assessed by the General Counsel and, if determined to be a Related Person Transaction, submitted to the Audit Committee for its consideration at the next Audit Committee meeting or, if the General Counsel, in consultation with the Chief Executive Officer or Chief Financial Officer, determines that it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee.

The Audit Committee or Chair of the Audit Committee, as applicable, will review and consider all the relevant facts and circumstances available, including but not limited to:

•	the benefits to the Company of the proposed transaction;

•

the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; and

•

the availability of other sources for comparable products or services, the terms of the transaction including their fairness to the Company, and the terms available to unrelated third parties or to employees generally.

The Audit Committee (or the Chair of the Audit Committee) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company, as the Audit Committee (or its Chair) determines in good faith. From time to time, the Audit Committee shall review certain previously approved or ratified Related Person Transactions that remain ongoing in nature.

The Policy also deems certain transactions to be pre-approved or ratified under its terms, even if such transactions will exceed $120,000, including Related Person Transactions involving competitive bids, certain employment relationships or transactions approved by the Talent Management and Compensation Committee of the Board or another group of independent directors, and certain transactions between the Company and Honeywell relating to the provision of ancillary services by Honeywell to the Company at facilities leased from Honeywell, and certain other transactions with Honeywell not exceeding $200,000 in aggregate per quarter.

Certain Related Person Transactions

Emergence from Chapter 11

In connection with our Emergence, we entered into certain transactions with our 5%+ stockholders, including Centerbridge, Oaktree, Honeywell and Sessa Capital, as further described below.

Second Amended and Restated Plan Support Agreement

On March 9, 2021, we entered into an Amended and Restated Plan Support Agreement, dated as of March 9, 2021 (the “PSA”), with Centerbridge, Oaktree, Honeywell and certain other investors and parties, which, on aggregate, held (at the time of the transactions in question) more than 5% of our registered securities, pursuant to which the Company agreed to reimburse such parties for their professional fees and expenses, subject to an interim cap on certain expenses of $25 million prior to the Company’s Emergence. Pursuant to the PSA, the Company reimbursed such investors and parties, who on aggregate beneficially owned 264,350,147 shares of our common stock and 225,464,670 shares of Series A preferred stock as of the Effective Date.

Replacement Equity Backstop Commitment Agreement

On March 9, 2021, we entered into a Replacement Equity Backstop Commitment Agreement (the “BCA”) with certain investors and parties, which, on aggregate, held (at the time of the transactions in question) more than 5% of our registered securities, pursuant to which the Company agreed to reimburse certain parties for all reasonable and documented out-of-pocket fees and expenses for all attorneys, accountants, other professionals, advisors and consultants incurred by those security holders or their affiliates in connection with the Company’s bankruptcy, subject to an interim cap of $25 million. Pursuant to the PSA and BCA, the Company reimbursed such investors and parties, who on aggregate beneficially owned 264,350,147 shares of our common stock and 225,464,670 shares of Series A preferred stock as of the Effective Date, in an aggregate amount of approximately $73.4 million.

Registration Rights Agreement

On April 30, 2021, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the holders of our common stock and Series A preferred stock named therein to provide for resale registration rights for the holders’ Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, the Company agreed to file with the SEC a shelf registration statement for the offer and resale of common stock and Series A preferred stock held by Centerbridge, Oaktree and certain other investors and parties. The parties to the Registration Rights Agreement have customary underwritten offering and piggyback registration rights, subject to the limitations set forth therein. Under their underwritten offering registration rights, one or more of the parties to the Registration Rights Agreement holding, collectively, at least 7.5% of the aggregate number of Registrable Securities and Registrable Securities with an anticipated aggregate gross offering price (before deducting underwriting discounts and commissions) of at least $50 million have the right to demand that we file a registration statement with the SEC, and further have the right to demand that we effectuate the distribution of any or all of such holder’s Registrable Securities by means of an underwritten offering pursuant to an effective registration statement, subject to certain limitations described in the Registration Rights Agreement. The holders’ piggyback registration rights provide that, if at any time we propose to undertake a registered offering of our Common Stock, whether or not for our own account, we must give at least five business days’ notice to all holders of Registrable Securities to allow them to include a specified number of their Registrable Securities in the offering.

These registration rights are subject to certain conditions and limitations, including our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether any Registrable Securities are sold pursuant to a registration statement. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

Investor Rights Agreement

On April 30, 2021, we entered into an Investor Rights Agreement with Centerbridge, Oaktree and certain other investors party thereto including an affiliate of Sessa Capital (the “Additional Investors”), pursuant to which, subject to certain thresholds for beneficial share ownership, Centerbridge and Oaktree each have the right to designate three directors to our Board and the Additional Investors the right to designate one director to our Board.

Pursuant to the Investor Rights Agreement, Centerbridge and Oaktree will each have a continuing right to designate three directors to the Board, subject to its (and permitted transferees’) beneficial ownership of at least 60% of their respective aggregate initial ownership interest as of the Effective Date (the “Initial Investor Interest”), at least one of which will not be employed by Centerbridge or Oaktree, as applicable, or their respective affiliates. If Centerbridge or Oaktree, as applicable, beneficially own less than 60% but at least 40% of their respective Initial Investor Interest, then they will each have the right to designate at least two directors to the Board. If Centerbridge or Oaktree, as applicable, beneficially own less than 40% but at least 20% of their respective Initial Investor Interest, then they will each have the right to designate at least one director to the Board. If Centerbridge or Oaktree, as applicable, cease to own at least 20% of their respective Initial Investor Interest, then they will have no right to designate any directors to the Board.

Pursuant to the Investor Rights Agreement, the Additional Investors will have a continuing right to designate one director for election to the Board, subject to its (and permitted transferees’) beneficial ownership of at least 60% of their Initial Investor Interest. If the Additional Investors beneficially own less than 60% of their Initial Investor Interest, then they will have no right to designate any directors to the Board. The designee of the Additional Investors shall be the person nominated, separately and not jointly, by those Additional Investors holding at least 65% of the shares of Series A preferred stock held by the Additional Investors at such time. After the Additional Investors no longer have a right to designate a director as described above, if the Company becomes aware that at least 20% of the Series A preferred stock issued as of the Effective Date is held by stockholders other than Centerbridge and Oaktree, then the holders of a majority of the Series A preferred stock then outstanding (excluding Series A preferred stock held by Centerbridge and the Oaktree) will collectively have the right to designate one director to the Board.

Consultant Fee Letter

On April 26, 2021, we entered into a Consultant Fee Reimbursement Letter with Oaktree and its consultant (the “Fee Letter”). The Fee Letter was executed in order to document our agreement to (a) reimburse, pursuant to the PSA, Oaktree’s reasonable and documented fees and expenses incurred in its retention of the consultant in connection with the transactions contemplated by the PSA up to $112,500 and (b) facilitate Oaktree’s arrangements with the consultant to provide a co-investment opportunity in shares of Series A cumulative convertible preferred stock with an aggregate subscription price of approximately $250,000, which Oaktree otherwise would have been entitled to acquire pursuant to the PSA.

Transactions with Honeywell

We lease certain facilities and receive property maintenance services from Honeywell. We also contract with Honeywell for the occasional purchase of certain goods and services. Lease and service agreements were made at commercial terms prevalent in the market at the time they were executed. Payments made to Honeywell for facility leases, property maintenance services and the purchase of goods and services amounted to $9 million for the year ended December 31, 2022, and approximately $2 million from the beginning of the fiscal year through the date of this proxy statement.

Capital Transformation Transactions

On April 13, 2023, we announced that we had entered into separate transaction agreements with each of Centerbridge and Oaktree to effect a series of integrated transactions designed to increase the attractiveness of the Company to investors, including by simplifying our capital structure through a conversion of all shares of the Series A preferred stock into shares of common stock on or about July 3, 2023.

The transactions contemplated by the transaction agreements (collectively, the “Transaction Agreements”) were determined to be fair to and in the best interests of the Company and the holders of the Company’s common stock by an independent committee consisting of members of the Board who are disinterested with respect to the Series A preferred stock (the “Preferred Conversion Committee”), and by the full Board.

Series A Repurchases

Pursuant to the Transaction Agreements, we have agreed to repurchase approximately $570 million of shares of Series A preferred stock from Centerbridge and Oaktree, including approximately $280 million of shares from Centerbridge and approximately $290 million of shares from Oaktree (together, the “Series A Repurchases”). We will pay to Centerbridge and Oaktree a cash price of $8.10 per repurchased share, which amount will be adjusted to equal the volume-weighted average price of the common stock for the fifteen trading days following the announcement of the transactions, which was April 13, 2023, subject to a minimum price of $7.875 and a maximum price of $8.50 (the “Investor Purchase Price”).

As holders of Series A preferred stock, each of Centerbridge and Oaktree will receive the dividends and other amounts payable as described in “Second Amended and Restated Certificate of Designations; Conversion” below. In addition, pursuant to the Transaction Agreements, at the closing of the Series A Repurchases, each of Centerbridge and Oaktree will also be entitled to receive, for each repurchased share, an amount equal to any dividends or other amounts paid or payable on the shares of Series A preferred stock from the closing of the Series A Repurchases through the Conversion (as defined below), in the same type of consideration as will be paid to all other holders of Series A preferred stock.

Second Amended and Restated Certificate of Designations; Conversion

To effect the conversion into shares of common stock of all shares of Series A preferred stock that are not repurchased, the Board has approved an amendment and restatement to the current Certificate of Designations for the Series A preferred stock (as so amended and restated, the “Second Amended and Restated Certificate of Designations”). Pursuant to the Transaction Agreements, each of Centerbridge and Oaktree has delivered to the Company an irrevocable written consent approving and adopting the Second Amended and Restated Certificate of Designations. Accordingly, the effectiveness of the Second Amended and Restated Certificate of Designations is subject only to the satisfaction of the conditions in the Transaction Agreements, the filing with the SEC and dissemination to holders of Series A preferred stock of an Information Statement on Schedule 14C and a notice of action by written consent, and the filing of the Second Amended and Restated Certificate of Designations with the Secretary of State of the State of Delaware.

After the effectiveness of the Second Amended and Restated Certificate of Designations until September 30, 2023, the Second Amended and Restated Certificate of Designations suspends the potential occurrence of an “Automatic Conversion Event” (as defined therein) and requires us to cause a conversion of all shares of Series A preferred stock into shares of common stock if the Series A Repurchases have been completed (the “Conversion”). Upon the Conversion, each holder of Series A preferred stock as of the Conversion will receive one (1) share of common stock for each share of Series A preferred stock then held. The Conversion will occur on or after the third (3rd) trading day after the Company provides written notice of the Conversion to the holders of the Series A preferred stock.

In addition, upon the Conversion, each holder of Series A preferred stock will also receive an amount equal to the amount of accrued and unpaid dividends on the Series A preferred stock plus an additional amount that represents the dividends on the Series A preferred stock that would have accrued through September 30, 2023 (collectively, the “2023 Conversion Additional Payment Amount”). The 2023 Conversion Additional Payment Amount may be paid in cash or a combination of cash and shares of common stock, except that at least $0.144375 of the 2023 Conversion Additional Payment Amount paid per share of Series A preferred stock must be paid in cash. Any shares of common stock issued in payment of the 2023 Conversion Additional Payment Amount will be valued at the Investor Purchase Price. The 2023 Conversion Additional Payment Amount will be paid within ten (10) business days following the Conversion.

As a result, holders of Series A preferred stock will receive dividends or amounts payable in respect of their shares of Series A preferred stock until Conversion equal to:

•	$0.17 per share, representing the preference dividends that will accrue on the Series A preferred Stock from April 1, 2023 through June 30, 2023; plus

•	Approximately $0.6835 per share, representing other accrued and unpaid preference dividends on the Series A preferred stock; plus

•	$0.144375 per share, representing the preference dividends that would have accrued on the Series A preferred stock from July 1, 2023 through September 30, 2023.

If the Series A Repurchases have not been completed by September 30, 2023, the provisions of the Second Amended and Restated Certificate of Designations relating to the Conversion will cease to have any effect, and the “Automatic Conversion Event” trigger event will be restored as if no amendment to the Certificate of Designations for the Series A preferred stock had occurred.

In accordance with the Transaction Agreements, the Company has agreed to promptly take such actions as are necessary or advisable to make the Second Amended and Restated Certificate of Designations effective, including the filing and dissemination of a definitive Information Statement on Schedule 14C with the Securities and Exchange Commission and the dissemination to holders of the Series A preferred stock a notice of action by written consent with respect to the adoption and approval of the Second Amended and Restated Certificate of Designations.

Debt Financing

In order to fund the Series A Repurchases and the other transactions contemplated by the Transaction Agreements, we have agreed to use our commercially reasonable efforts to complete a debt financing (the “Debt Financing”) in the amount of $700 million, subject to reduction of up to 5% if the Preferred Conversion Committee determines in good faith that such reduction is in the best interests of the Company (as so reduced, the “Requisite Financing Amount”), on terms and conditions satisfactory to the Preferred Conversion Committee in its reasonable discretion. We currently intend to complete the Debt Financing by amending our existing Credit Agreement, dated as of April 30, 2021, by and between the Company, the subsidiary borrowers, and JPMorgan Chase Bank, N.A., as administrative agent and the lenders and issuing banks party thereto (as amended and restated from time to time, the “Credit Agreement”), to provide for (i) a new Series B term loan in the amount of the Requisite Financing Amount, (ii) an amendment to the definition of a “Restricted Payment” to permit the payments contemplated by the Transaction Agreements, and (iii) any other changes that are necessary or advisable to effect the transactions contemplated by the Transaction Agreements. We intend to incur the indebtedness under the Debt Financing prior to the completion of the Series A Repurchases.

Investor Rights and Limitations

Pursuant to the Investor Rights Agreement, each of Centerbridge and Oaktree currently has the right to designate up to three (3) members for election to the Board, based on their ownership of the Company’s equity securities. Pursuant to the Transaction Agreements, each of Centerbridge and Oaktree has agreed to limit its existing board designation rights to one (1) designee. Furthermore, this number will be reduced to zero (0) for each of Centerbridge and Oaktree at such time as it and its affiliates beneficially own less than 10% of the outstanding shares of voting securities of the Company on an as-converted basis.

From the date of the Transaction Agreements, each of Centerbridge and Oaktree and their respective controlled affiliates is subject to certain limitations on their investor rights, which include, among other things, an agreement (i) not to acquire beneficial ownership of additional shares of the Company’s equity securities if it would result in Centerbridge or Oaktree, as applicable, together with its respective controlled affiliates, beneficially owning more than 15% of the outstanding voting securities of the Company on an as-converted basis, and (ii) to vote any shares held in excess of 18% in the manner voted by holders who beneficially own less than 18% of the Company’s voting securities. These limitations will terminate on the earliest to occur of (i) eighteen months from the date of the Transaction Agreements, (ii) the commencement of an unsolicited tender offer for a majority of the voting securities of the Company, or (iii) any insolvency or bankruptcy of the Company.

Lock-Up

Pursuant to the Transaction Agreements, Centerbridge and Oaktree have each agreed to lock-up provisions with respect to the shares of the Company’s equity securities that they and their affiliates beneficially own. The lock-up provisions restrict each of Centerbridge and Oaktree from (i) directly or indirectly transferring or disposing of any of their shares, (ii) entering into certain transactions that transfer or dispose of their economic or other interests in such shares, or (iii) publicly disclosing any intention to do either of the foregoing. The lock-up restrictions will be released with respect to 50% of the shares beneficially owned by each of Centerbridge and Oaktree and its respective affiliates on the date that is six (6) months from the earlier to occur of (x) the completion of the Series A Repurchases and (y) 45 days from the execution of the Transaction Agreements (the “Lock-Up Trigger Date”), and with respect to all of the shares beneficially owned by each of Centerbridge and Oaktree and its respective affiliates on the date that is twelve (12) months from the Lock-Up Trigger Date. The lock-up restrictions are subject to exceptions, including transfers made with the prior written consent of the Company and the approval of the Preferred Conversion Committee, as well as customary exceptions for transfers in connections with tender offers, certain other fundamental transactions, and the grant of proxies in connection with annual or special meetings of the Company.

Share Repurchase Program

Our Board has announced an increase in our share repurchase program, to an aggregate amount of $250 million (the “Share Repurchase Program”). Pursuant to the Share Repurchase Program, we may purchase shares of Series A preferred stock or common stock on a discretionary basis in open market transactions, privately negotiated purchases and other transactions from time to time, on terms satisfactory to the Preferred Conversion Committee in its reasonable discretion. The Share Repurchase Program retains its prior expiration date of November 15, 2023, but may be extended, earlier terminated or modified by the Board at any time. Pursuant to the Transaction Agreements, neither Centerbridge nor Oaktree may sell or tender securities that are subject to the lock-up provisions described above in any transaction that is part of the Share Repurchase Program without the prior written consent of the Preferred Conversion Committee.

Additional Terms and Conditions

The Transaction Agreements contain customary representations and warranties of the Company and each of Centerbridge and Oaktree. The closing of each Series A Repurchase under the Transaction Agreements is subject to completion of the Debt Financing on terms and conditions satisfactory to the Preferred Conversion Committee in its reasonable discretion, the effectiveness of the Second Amended and Restated Certificate of Designations, the substantially concurrent closing of the other Series A Repurchase and other customary closing conditions. Pursuant to the Second Amended and Restated Certificate of Designations and as described above, the Conversion is conditioned upon the closing of the Series A Repurchases.

In the twelve (12) months following the date of the Transaction Agreements, if we amend, waive or grant any consent under the Transaction Agreement with Centerbridge, on the one hand, or the Transaction Agreement with Oaktree, on the other, we will offer the same amendment, waiver or consent to Oaktree or Centerbridge, respectively. The Transaction Agreements may be terminated in certain circumstances by each of the Company (with the prior approval of the Preferred Conversion Committee) and by each of Centerbridge and Oaktree, including if the Series A Repurchases have not occurred by September 15, 2023.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed the firm of Deloitte SA as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although stockholder ratification of the appointment of Deloitte SA is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider its appointment of Deloitte SA. Representatives of Deloitte SA are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders. Even if the selection of Deloitte SA is ratified, the Audit Committee retains the discretion to select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company. Deloitte SA has been our independent registered public accounting firm since 2018 and served as our independent registered public accounting firm for the year ended December 31, 2022.

Board Recommendation

The Board recommends a vote “FOR” the ratification of the appointment by the Audit Committee of Deloitte SA as our independent registered public accounting firm for the year ending December 31, 2023.

Principal Accountant Fees and Services

The following table summarizes the fees of Deloitte SA, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2022	2021

Audit Fees(1)	$3,953,000	$3,944,750

Audit-Related Fees(2)	$84,000	$105,160

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$4,037,000	$4,049,910

(1)

Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements, including relating to registration statements filed with the SEC.

(2)	Audit-related fees consist of fees that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance. Between regularly scheduled meetings of the Audit Committee, the chairperson of the Audit Committee may pre-approve the terms and fees of non-audit engagements with the independent auditor. Any such pre-approvals by the chairperson of the Audit Committee will be presented to the full Audit Committee at its next regularly scheduled meeting.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with the Company’s management and independent auditors the audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2022, and the independent auditors’ report thereon, appearing in the Annual Report (collectively, the “2022 Financial Statements”).

Management has the primary responsibility for the financial statements and the reporting process including the Company’s internal controls systems and has represented to the Audit Committee that the 2022 Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with GAAP, and for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received from, and discussed with, the independent auditors the communications and matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with the independent auditors, the auditors’ independence, including the matters in the written disclosures and letter which were delivered to the Audit Committee by the independent auditors pursuant to the applicable requirements of the PCAOB. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

The Audit Committee has discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the 2022 Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the U.S. Securities and Exchange Commission.

By the Audit Committee of the Board of Directors of Garrett Motion Inc.:

Robert Shanks (Chair)

D’aun Norman

Julia Steyn

PROPOSAL THREE—APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Board Recommendation

Our Board unanimously recommends a vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in the compensation discussion and analysis, the accompanying compensation tables and related narrative disclosure of this proxy statement.

Background

As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

We encourage our stockholders to review the “Executive Compensation” section of this proxy statement for more information.

As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the Talent Management and Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Talent Management and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Garrett Motion Inc. approve, on an advisory basis, the 2022 compensation of Garrett Motion Inc.’s named executive officers as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Garrett Motion Inc.’s proxy statement for the 2023 Annual Meeting of stockholders.”

Frequency of Say-on-Pay Vote and 2022 Say-on-Pay Vote

At our 2019 annual meeting of stockholders held on June 4, 2019, the Company’s stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, the Company has determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2024 annual meeting of stockholders.

ADDITIONAL INFORMATION

Stockholder Proposals and Director Nominations

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us in the form required by Rule 14a-8 at our principal executive offices, Z.A. La Pièce 16, Rolle, Switzerland 1180. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 16, 2023. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2024 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices not later than February 24, 2024 and not before January 25, 2024. However, if the 2024 annual meeting of stockholders is more than 30 days earlier, or more than 60 days later, than the first anniversary of the Annual Meeting, notice must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the date on which public disclosure of the date of such annual meeting was made. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2024 annual meeting of stockholders.

Our Bylaws also provide for proxy access shareholder nominations of director candidates by eligible stockholders. For a director nominee to be included in the Company’s proxy statement for the 2024 annual meeting of stockholders, a notice of the nomination must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices not later than December 16, 2023 and not before November 16, 2023. However, if the 2024 annual meeting of stockholders is more than 30 days earlier, or more than 60 days later, than the first anniversary of the Annual Meeting, notice must be so delivered or received not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting and the 10th day following the date on which public disclosure of the date of such annual meeting was made. Our Bylaws also specify additional requirements that must be met (including eligibility requirements applicable to any nominator and any nominee) in order for a director nomination to be included in the Company’s proxy statement for the 2024 annual meeting of stockholders. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2024.

Householding of Annual Meeting Materials

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, only one set of proxy materials is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If a stockholder wishes to receive a separate copy of proxy materials, we will promptly deliver a separate copy to such stockholders that contact us by mail at Garrett Motion Inc., Z.A. La Pièce 16, 1180 Rolle, Switzerland, +41 21 695 30 00, Attention: Investor Relations. Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of proxy materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. Any stockholders of record sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of voting stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of proxy materials per household, should contact the bank, broker or other nominee to request that only one set of proxy materials be delivered in the future.

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support for a services fee of up to $15,000 and the reimbursement of customary disbursements.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and email by directors, officers and other employees of Garrett who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON MARCH 27, 2023, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO JÉRÔME MAIRONI, CORPORATE SECRETARY, GARRETT MOTION INC., Z.A. LA PIÈCE 16, ROLLE, SWITZERLAND 1180. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ELECTRONICALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Olivier Rabiller

President and Chief Executive Officer

Rolle, Switzerland

April 14, 2023

ANNEX

Non-GAAP Financial Measures

This proxy statement includes Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures provided herein are adjusted for certain items as presented below and may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. Our management believes that Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Free Cash Flow are important indicators of operating performance because they exclude the effects of income taxes and certain other items, as well as the effects of financing and investing activities by eliminating the effects of interest and depreciation expenses and therefore more closely measures our operational performance. These non-GAAP measures should be considered in addition to, and not as replacements for, each measure’s respective most closely comparable GAAP measure. For additional information with respect to our Consolidated Financial Statements, see our 2022 Annual Report.

Reconciliation of Constant Currency Sales % Change

Year Ended December 31, 2022
Reported sales % change	-1%
Less: foreign currency translation	-9%
Constant currency sales % change	8%

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin

(Dollars in millions)	Year Ended December 31, 2022
Net income — GAAP	$390
Net interest expense	6
Tax expense	106
Depreciation	84
EBITDA	$586
Other expense, net(1)	2
Non-operating income(2)	(41)
Reorganization items, net(3)	3
Stock compensation expense(4)	11
Repositioning charges(5)	4
Loss on extinguishment of debt	5
Adjusted EBITDA	$570
Net sales	3,603
Net income margin	10.8%
Adjusted EBITDA margin	15.8%

Reconciliation of Net Cash Used for Operating Activities to Adjusted Free Cash Flow

(Dollars in millions)	Year Ended December 31, 2022
Net cash provided from operating activities	$375

Expenditures for property, plant and equipment	(91)

Chapter 11 professional service costs	5

Repositioning cash	4

Factoring and P-notes	20
Adjusted Free Cash Flow	$313

(1)	Other expense, net includes factoring and notes receivable discount fees.

(2)	Reflects the non-service component of net periodic pension costs and other income that are non-recurring or not considered directly related to the Company’s operations.

(3)

The Company applied ASC 852 for periods subsequent to September 20, 2020, the date the Company and certain of its subsidiaries each filed a voluntary petition for relief under Chapter 11 of title 11 of the United States Code, to distinguish transactions and events that were directly associated with the Company’s reorganization from the ongoing operations of the business. Accordingly, certain expenses and gains incurred during the Chapter 11 cases are recorded within Reorganization items, net in the Consolidated Statements of Operations.

(4)	Stock compensation expense includes only non-cash expenses.

(5)	Repositioning costs includes severance costs related to restructuring projects to improve future productivity.

Reconciliation of Cash and Cash Equivalents to Liquidity

(Dollars in millions)	As of December 31, 2022
Cash and cash equivalents	$246

Undrawn revolver credit facility	475

Total Liquidity	$721

Garrett
ADVANCING MOTION
WeCare4

Garrett
ADVANCING MOTION

GARRETT MOTION INC.
Z.A. La Pièce 16, 1180 Rolle, Switzerland
Phone: +41 21 581 33 22
www.garrettmotion.com

GARRETT MOTION INC. LA PIÈCE 16 ROLLE SWITZERLAND 1180

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GTX2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05898-P92053                    KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

GARRETT MOTION INC.
The Board of Directors recommends you vote FOR
each of the following nominees:
1. The election to the Company’s board of directors of the nine nominees named in the Proxy Statement:
Nominees:		For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 2 and 3:		For	Against	Abstain
1a. Daniel Ninivaggi		☐	☐	☐	2. 3.

The ratification of the appointment of Deloitte SA as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

							☐ ☐	☐ ☐	☐ ☐
1b. Olivier Rabiller		☐	☐	☐
1c. Kevin Mahony		☐	☐	☐
1d. D’aun Norman		☐	☐	☐	NOTE: The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation or adjournment thereof.

1e. John Petry		☐	☐	☐
1f. Tina Pierce		☐	☐	☐
1g. Robert Shanks		☐	☐	☐
1h. Julia Steyn		☐	☐	☐
1i. Steven Tesoriere		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V05899-P92053

GARRETT MOTION INC.

Annual Meeting of Stockholders

May 24, 2023 8:30 AM Eastern Time

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Olivier Rabiller and Jérôme Maironi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of voting stock of Garrett Motion Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM Eastern Time on May 24, 2023, virtually at www.virtualshareholdermeeting.com/GTX2023 and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are further authorized to vote (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (z) on such other business as may properly come before the Annual Meeting or at any adjournments, continuations, or postponements thereof.

Continued and to be signed on reverse side